                             SECOND AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP

                                        AMONG

                                 AHN PARTNERS, L.P.,

                         EACH OF THE PARTNERS OF THE COMPANY

                                         AND

                                    [NEW PARTNERS]

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I.  SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT . . . . . . . . .   2

                                      ARTICLE I
                                     DEFINITIONS

    1.1     Access. . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.2     Access Debenture. . . . . . . . . . . . . . . . . . . . . .   2
    1.3     Act . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
    1.4     Actively Participate/Active Participation . . . . . . . . .   2
    1.5     Additional Partner. . . . . . . . . . . . . . . . . . . . .   2
    1.6     Adjusted Capital Account Deficit. . . . . . . . . . . . . .   2
    1.7     Affiliate . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.8     Agreement . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.9     AHN LLC . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.10    AHN, Inc. . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.11    AIHI. . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.12    Allen & Company . . . . . . . . . . . . . . . . . . . . . .   3
    1.13    Annual Business Plan. . . . . . . . . . . . . . . . . . . .   3
    1.14    Assignee. . . . . . . . . . . . . . . . . . . . . . . . . .   3
    1.15    Bankrupt Partner. . . . . . . . . . . . . . . . . . . . . .   3
    1.16    Business Day. . . . . . . . . . . . . . . . . . . . . . . .   3
    1.17    Capital Account . . . . . . . . . . . . . . . . . . . . . .   3
    1.18    Capital Contribution. . . . . . . . . . . . . . . . . . . .   4
    1.19    Carrying Value. . . . . . . . . . . . . . . . . . . . . . .   4
    1.20    Channel . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.21    Code. . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.22    Company . . . . . . . . . . . . . . . . . . . . . . . . . .   4
    1.23    Company Liability . . . . . . . . . . . . . . . . . . . . .   4
    1.24    Company Minimum Gain. . . . . . . . . . . . . . . . . . . .   4
    1.25    Company Nonrecourse Liability . . . . . . . . . . . . . . .   5
    1.26    Company Property. . . . . . . . . . . . . . . . . . . . . .   5
    1.27    Contingent Interest . . . . . . . . . . . . . . . . . . . .   5
    1.28    Curative Allocation . . . . . . . . . . . . . . . . . . . .   5
    1.29    Disassociation (Disassociate) . . . . . . . . . . . . . . .   5
    1.30    Disposition (Dispose) . . . . . . . . . . . . . . . . . . .   5
    1.31    Distribution. . . . . . . . . . . . . . . . . . . . . . . .   5
    1.32    Economic Risk of Loss . . . . . . . . . . . . . . . . . . .   5
    1.33    Effective Date. . . . . . . . . . . . . . . . . . . . . . .   5
    1.34    Exchange Act. . . . . . . . . . . . . . . . . . . . . . . .   5
    1.35    Fair Market Value . . . . . . . . . . . . . . . . . . . . .   5



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    1.36    Fully-Diluted Basis . . . . . . . . . . . . . . . . . . . .   6
    1.37    General Partners. . . . . . . . . . . . . . . . . . . . . .   6
    1.38    Investment Agreement. . . . . . . . . . . . . . . . . . . .   6
    1.39    Limited Partner's Aggregate Preference Amount . . . . . . .   6
    1.40    Limited Partner's Annual Preference Amount. . . . . . . . .   6
    1.41    Limited Partner's Preferred Capital Amount. . . . . . . . .   7
    1.42    Limited Partner's Unrecovered Preferred Capital Amount. . .   7
    1.43    Limited Partner's Untaxed Preference Amount . . . . . . . .   7
    1.44    Limited Partners. . . . . . . . . . . . . . . . . . . . . .   7
    1.45    Limited Partners' Recoupment. . . . . . . . . . . . . . . .   7
    1.46    Liquidating Event . . . . . . . . . . . . . . . . . . . . .   7
    1.47    Liquidation Year(s) . . . . . . . . . . . . . . . . . . . .   7
    1.48    Managing General Partner. . . . . . . . . . . . . . . . . .   7
    1.49    Majority Vote of the Partners . . . . . . . . . . . . . . .   7
    1.50    NCCI. . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
    1.51    NCCI Purchase Agreement . . . . . . . . . . . . . . . . . .   8
    1.52    Net Available Cash. . . . . . . . . . . . . . . . . . . . .   8
    1.53    Net Loss. . . . . . . . . . . . . . . . . . . . . . . . . .   8
    1.54    Net Profits . . . . . . . . . . . . . . . . . . . . . . . .   8
    1.55    [Reserved]. . . . . . . . . . . . . . . . . . . . . . . . .   8
    1.56    Nonrecourse Deductions. . . . . . . . . . . . . . . . . . .   8
    1.57    Nonrecourse Liabilities . . . . . . . . . . . . . . . . . .   9
    1.58    Notification or Notice. . . . . . . . . . . . . . . . . . .   9
    1.59    Organization. . . . . . . . . . . . . . . . . . . . . . . .   9
    1.60    Outstanding . . . . . . . . . . . . . . . . . . . . . . . .   9
    1.61    Partners. . . . . . . . . . . . . . . . . . . . . . . . . .   9
    1.62    Partner Minimum Gain. . . . . . . . . . . . . . . . . . . .   9
    1.63    Partner Nonrecourse Liability . . . . . . . . . . . . . . .   9
    1.64    Partnership Interest. . . . . . . . . . . . . . . . . . . .  10
    1.65    Person. . . . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.66    Proceeding. . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.67    Property. . . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.68    Qualified Appraiser . . . . . . . . . . . . . . . . . . . .  10
    1.69    Registration Expenses . . . . . . . . . . . . . . . . . . .  10
    1.70    Regulations . . . . . . . . . . . . . . . . . . . . . . . .  10
    1.71    Related Person. . . . . . . . . . . . . . . . . . . . . . .  10
    1.72    Restricted Business Venture . . . . . . . . . . . . . . . .  11
    1.73    Restricted Employee Options . . . . . . . . . . . . . . . .  11
    1.74    Restricted Optionholder . . . . . . . . . . . . . . . . . .  11


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    1.75    Securities Act. . . . . . . . . . . . . . . . . . . . . . .  11
    1.76    Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .  11
    1.77    Sharing Percentage. . . . . . . . . . . . . . . . . . . . .  11
    1.78    Substitute Partner. . . . . . . . . . . . . . . . . . . . .  11
    1.79    Tax Matters Partner . . . . . . . . . . . . . . . . . . . .  11
    1.80    Taxable Year. . . . . . . . . . . . . . . . . . . . . . . .  11
    1.81    Taxing Jurisdiction . . . . . . . . . . . . . . . . . . . .  11

                                      ARTICLE II
                             CONTINUATION OF THE COMPANY

    2.1     Amendment and Restatement . . . . . . . . . . . . . . . . .  12
    2.2     Name. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.3     Term. . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.4     Purpose . . . . . . . . . . . . . . . . . . . . . . . . . .  12
    2.5     Registered Agent and Office . . . . . . . . . . . . . . . .  12
    2.6     Principal Office. . . . . . . . . . . . . . . . . . . . . .  12
    2.7     Shares. . . . . . . . . . . . . . . . . . . . . . . . . . .  13
    2.8     Loans by Partners . . . . . . . . . . . . . . . . . . . . .  15
    2.9     Power of Attorney . . . . . . . . . . . . . . . . . . . . .  16
    2.10    Company Property. . . . . . . . . . . . . . . . . . . . . .  16
    2.11    Certificate of Limited Partnership. . . . . . . . . . . . .  16

                                     ARTICLE III
                           RIGHTS, POWERS AND DUTIES OF THE
                         PARTNERS AND THE COMPANY; MANAGEMENT

    3.1     The Managing General Partner . . . . . . . . . . . . . . . . 17
            3.1.1   Powers of the Managing General Partner . . . . . . . 17
            3.1.2   Duties of the Managing General Partner . . . . . . . 19
            3.1.3   Limitations on the Managing General Partner. . . . . 19
            3.1.4   Authority to Bind. . . . . . . . . . . . . . . . . . 19
            3.1.5   Management . . . . . . . . . . . . . . . . . . . . . 19
            3.1.6   Action by the General Partners . . . . . . . . . . . 20
            3.1.7   Conflicts of Interest. . . . . . . . . . . . . . . . 20
            3.1.8   Fiduciary Duty . . . . . . . . . . . . . . . . . . . 20
            3.1.9   Bank Accounts. . . . . . . . . . . . . . . . . . . . 20
    3.2     [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . 20


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    3.3     The Limited Partners . . . . . . . . . . . . . . . . . . . . 20
            3.3.1   No Participation in Management, Etc. . . . . . . . . 20
            3.3.2   Limitation of Liability. . . . . . . . . . . . . . . 21
            3.3.3   No Authority to Bind, Etc. . . . . . . . . . . . . . 21
    3.4     Affiliated Transactions. . . . . . . . . . . . . . . . . . . 21
    3.5     Pre-Emptive Rights . . . . . . . . . . . . . . . . . . . . . 21

                                      ARTICLE IV
                          CONTRIBUTIONS AND CAPITAL ACCOUNTS

    4.1     Contributions. . . . . . . . . . . . . . . . . . . . . . . . 21
    4.2     Maintenance of Capital Accounts. . . . . . . . . . . . . . . 22
    4.3     Distribution of Assets . . . . . . . . . . . . . . . . . . . 24
    4.4     Disposition of Interest. . . . . . . . . . . . . . . . . . . 24
    4.5     Compliance with Code Section 704(b). . . . . . . . . . . . . 24
    4.6     Deficit Restoration. . . . . . . . . . . . . . . . . . . . . 24

                                      ARTICLE V
                                     ALLOCATIONS

    5.1     Allocations of Net Profits and Net Losses. . . . . . . . . . 25
    5.2     Special Allocations. . . . . . . . . . . . . . . . . . . . . 26
            5.2.1   Minimum Gain Chargeback. . . . . . . . . . . . . . . 26
            5.2.2   Partner Minimum Gain Chargeback. . . . . . . . . . . 27
            5.2.3   Qualified Income Offset. . . . . . . . . . . . . . . 27
            5.2.4   Nonrecourse Deductions . . . . . . . . . . . . . . . 27
            5.2.5   Partner Nonrecourse Deductions Attributable To
                          Partner Nonrecourse Debt . . . . . . . . . . . 27
            5.2.6   Section 754 Adjustment . . . . . . . . . . . . . . . 28
            5.2.7   Material Items . . . . . . . . . . . . . . . . . . . 28
    5.3     Curative Allocations . . . . . . . . . . . . . . . . . . . . 28
    5.4     General  . . . . . . . . . . . . . . . . . . . . . . . . . . 29
    5.5     Tax Allocations; Code Section 704(c) . . . . . . . . . . . . 29

                                      ARTICLE VI
                                    DISTRIBUTIONS

    6.1     Non-Liquidating Distributions. . . . . . . . . . . . . . . . 30
    6.2     Limitations on Distributions . . . . . . . . . . . . . . . . 32
    6.3     Withholding. . . . . . . . . . . . . . . . . . . . . . . . . 32


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                                     ARTICLE VII
                         BOOKS AND RECORDS, ACCOUNTING, ETC.

    7.1     Reports  . . . . . . . . . . . . . . . . . . . . . . . . . . 32
    7.2     Accounting . . . . . . . . . . . . . . . . . . . . . . . . . 32

                                     ARTICLE VIII
                                        TAXES

    8.1     Elections. . . . . . . . . . . . . . . . . . . . . . . . . . 33
    8.2     Tax Matters Partner. . . . . . . . . . . . . . . . . . . . . 33
    8.3     Notification of Audit. . . . . . . . . . . . . . . . . . . . 33
    8.4.    Section 754 Election . . . . . . . . . . . . . . . . . . . . 33

                                      ARTICLE IX
                                   INDEMNIFICATION

    9.1     Indemnification by the Company . . . . . . . . . . . . . . . 33
    9.2     Indemnification by AHN LLC . . . . . . . . . . . . . . . . . 34

                                      ARTICLE X
                              DISPOSITION OF PARTNERSHIP
                                INTERESTS; WITHDRAWALS

    10.1    Disposition. . . . . . . . . . . . . . . . . . . . . . . . . 34
    10.2    Approved Disposition . . . . . . . . . . . . . . . . . . . . 35
    10.3    Dispositions Not in Compliance With This Article . . . . . . 35
    10.4    Liability of a Withdrawn Partner . . . . . . . . . . . . . . 35
    10.5    Disassociation . . . . . . . . . . . . . . . . . . . . . . . 36
    10.6    Disassociating Partners. . . . . . . . . . . . . . . . . . . 36

                                      ARTICLE XI
                                ADMISSION OF ASSIGNEES
                               AND ADDITIONAL PARTNERS

    11.1    Rights of Assignees. . . . . . . . . . . . . . . . . . . . . 37
    11.2    Admission of Substitute Partners . . . . . . . . . . . . . . 37
    11.3    Admission of Additional Partners . . . . . . . . . . . . . . 38
    11.4    Amendment of Agreement and Certificate of Limited
                  Partnership. . . . . . . . . . . . . . . . . . . . . . 38


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                                     ARTICLE XII
                              RIGHTS TO PURCHASE CERTAIN
                                PARTNERSHIP INTERESTS

    12.1    Right of First Refusal . . . . . . . . . . . . . . . . . . . 38

                                     ARTICLE XIII
                              REGISTRATION RIGHTS, ETC.

    13.1    Reorganization of Company. . . . . . . . . . . . . . . . . . 40
    13.2    Registration Rights. . . . . . . . . . . . . . . . . . . . . 40
            13.2.1  Registrations Upon Request . . . . . . . . . . . . . 40
            13.2.2  Expenses . . . . . . . . . . . . . . . . . . . . . . 41
            13.2.3  Priority in Demand Registrations . . . . . . . . . . 42
            13.2.4  Underwritten Offering. . . . . . . . . . . . . . . . 42
    13.3    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . 42
    13.4    Other Registrations. . . . . . . . . . . . . . . . . . . . . 42
            13.4.1  Right to Piggyback . . . . . . . . . . . . . . . . . 42
            13.4.2  Piggyback Expenses . . . . . . . . . . . . . . . . . 43
            13.4.3  Priority on Primary Registrations. . . . . . . . . . 43
            13.4.4  Priority on Secondary Registrations. . . . . . . . . 43
    13.5    [Reserved] . . . . . . . . . . . . . . . . . . . . . . . . . 44
    13.6    Form S-3 Registration. . . . . . . . . . . . . . . . . . . . 44
    13.7    Obligations of the Company . . . . . . . . . . . . . . . . . 45

                                     ARTICLE XIV
                              DISSOLUTION AND WINDING UP

    14.1    Liquidating Events . . . . . . . . . . . . . . . . . . . . . 45
    14.2    Winding Up . . . . . . . . . . . . . . . . . . . . . . . . . 46
    14.3    Order of Distribution of Proceeds of Liquidation . . . . . . 46

                                      ARTICLE XV
                                      AMENDMENT

    15.1    Amendments Generally . . . . . . . . . . . . . . . . . . . . 47
    15.2    Amendments by Managing General Partner . . . . . . . . . . . 47



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                                     ARTICLE XVI
                                     ARBITRATION

    16.1    Arbitration Procedure. . . . . . . . . . . . . . . . . . . . 48

                                     ARTICLE XVII
                               MISCELLANEOUS PROVISIONS

    17.1    Rights of Creditors and Third Parties. . . . . . . . . . . . 48
    17.2    Notification . . . . . . . . . . . . . . . . . . . . . . . . 48
    17.3    Governing Law. . . . . . . . . . . . . . . . . . . . . . . . 49
    17.4    Entire Agreement . . . . . . . . . . . . . . . . . . . . . . 49
    17.5    Waiver   . . . . . . . . . . . . . . . . . . . . . . . . . . 49
    17.6    Severability . . . . . . . . . . . . . . . . . . . . . . . . 49
    17.7    Terminology. . . . . . . . . . . . . . . . . . . . . . . . . 49
    17.8    Binding Agreement. . . . . . . . . . . . . . . . . . . . . . 50
    17.9    Confidentiality. . . . . . . . . . . . . . . . . . . . . . . 50
    17.10   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . 50

II.   EFFECTIVENESS OF THIS AGREEMENT  . . . . . . . . . . . . . . . . . 50

III.  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . 50




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

                             SECOND AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                                          OF
                                  AHN PARTNERS, L.P.




     THIS SECOND AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP, dated as of November __, 1997 (the "Agreement"), among AHN PARTNERS, L.P. (the "Partnership"), a Delaware limited partnership, EACH OF THE PARTNERS OF THE PARTNERSHIP AS OF THE DATE OF THIS AGREEMENT (the "Partners"), and each of the Persons listed as a "New Partner" (collectively, the "New Partners") on SCHEDULE A-1, amending and restating the Company's Amended and Restated Agreement of Limited Partnership, dated as of April 3, 1996 (the "Prior Partnership Agreement"). Capitalized terms used in this Agreement without definition shall have the respective meanings given them in Article I or elsewhere in this Agreement.


                                 W I T N E S S E T H:

     WHEREAS, on or prior to the date of this Agreement, New Partners and the Partnership have entered into the Investment Agreement (the "Investment Agreement"), dated November __, 1997;

     WHEREAS, pursuant to the Investment Agreement, the Partnership desires to admit New Partners as Limited Partners in the Partnership on the terms and conditions set forth therein and below in this Agreement; and

     WHEREAS, the Partnership desires to obtain the consent of the Partners to the admission of New Partners as new Limited Partners in the Partnership and to the amendment of the terms and conditions of this Agreement required as conditions thereto;

     NOW, THEREFORE, in consideration of the premises and of the mutual promises and obligations hereinafter set forth, the parties hereto hereby agree that, effective as provided in Section 17.1 the Partnership Agreement, as heretofore amended and restated, shall be amended and restated in its entirety as follows:

                I. SECOND AMENDED AND RESTATED PARTNERSHIP AGREEMENT


                                      ARTICLE I
                                     DEFINITIONS

     For purposes of this Agreement (as defined below), unless the context clearly indicates otherwise, the following terms shall have the following meanings:

     1.1   ACCESS.  Access Health, Inc., a Delaware corporation.

     1.2 ACCESS DEBENTURE. The Convertible Subordinated Debenture of the Company to Access, dated

January 17, 1997 and the Effective Date.

     1.3 ACT. The Delaware Uniform Limited Partnership Act (Chapter 17 of Title 6 of the Delaware Code), as amended from time to time, and any successor statute.

     1.4 ACTIVELY PARTICIPATE/ACTIVE PARTICIPATION. To participate with or in or to become involved with or in any business, enterprise or activity, including, without limitation, by owning or controlling (directly or indirectly), or by acting as an executive officer, director, partner, employee of or consultant to any such business, enterprise or activity; PROVIDED, that Active Participation shall not include the ownership or control (direct or indirect) of 5% or less of the issued and outstanding shares of capital stock of a corporation or 5% or less of the outstanding interests in a partnership or limited liability company.

     1.5 ADDITIONAL PARTNER. Any Partner other than AHN LLC, the holder of the Contingent Interest, National Call Center, Inc. ("NCCI"), any Reserved Optionholder, New Partners or any Limited Partner (or any Substitute Partner of any of the foregoing) who acquires a Partnership Interest directly from the Company.

     1.6 ADJUSTED CAPITAL ACCOUNT DEFICIT. With respect to any Partner, the deficit balance, if any, in such Partner's Capital Account as of the end of the relevant Taxable Year after giving effect to the following adjustments: (a) increased by (i) the amount of any unpaid capital contributions, if any, unconditionally agreed to be contributed by such Partner, (ii) an amount equal to the sum of such Partner's allocable share of Company Minimum Gain and such Partner's allocable share of Partner Minimum Gain, in each case as computed on the last day of such fiscal year in accordance with applicable Regulations, and
(iii) the amount of Company liabilities allocable to such Partner under Code
Section 752 with respect to which such Partner bears the Economic Risk of Loss to the extent such liabilities do not constitute Partner Nonrecourse Liabilities, and (b) reduced by all reasonably expected adjustments, allocations and distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) of the Regulations. This definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

     1.7 AFFILIATE. When used with reference to a specified Person, any Person that, at the relevant time, directly or indirectly controls, is controlled by, or is under common control with, the specified Person and, when used with reference to a Person that is an individual, a direct family member of such Person or a trust for the benefit of such family member. Without limiting the foregoing, for purposes of this definition, ownership of 20% or more of the outstanding voting securities or interests of any Person shall be deemed to be "control" of that Person.

     1.8   AGREEMENT.  This Agreement, including all amendments hereto.

     1.9 AHN LLC. America's Health Network, L.L.C., a Delaware limited liability company.

     1.10  AHN, INC.  America's Health Network, Inc., a Delaware corporation.

     1.11  AIHI.  America's Interactive Health, Inc., a Delaware corporation.

     1.12 ALLEN & COMPANY. Allen & Company Incorporated, a Delaware corporation.

     1.13 ANNUAL BUSINESS PLAN. The business plan for the Company and its operations for the year in question, including a capital and operating budget, as approved by the Managing General Partner.

     1.14 ASSIGNEE. A transferee of a Partnership Interest who has not been admitted as a Substitute Partner. Except for the right to receive distributions which would otherwise be made to the Partner who has assigned its Partnership Interest, the Assignee shall have none of the rights of a Partner.

     1.15 BANKRUPT PARTNER. A Partner who: (a) has become the subject of an order for relief under the United States Bankruptcy Code or (b) has initiated, either in an original proceeding or by way of answer in any state insolvency or receivership proceeding, an action for liquidation arrangement, composition, readjustment, dissolution or similar relief.

     1.16 BUSINESS DAY. Any day other than Saturday, Sunday or any U.S. national holiday.

     1.17 CAPITAL ACCOUNT. The account maintained for a Partner or Assignee determined in accordance with Section 4.2.

     1.18 CAPITAL CONTRIBUTION. Any contribution of Property made or to be made by or on behalf of a Partner, including, in the case of each Limited Partner, the Initial Capital Contribution of such Limited Partner.

     1.19 CARRYING VALUE. (a) With respect to Property contributed to the Company, the fair market value of such Property reduced (but not below zero) by all depreciation, amortization and cost recovery deductions charged to the Partners' Capital Accounts in respect of such contributed Property, and (b) with respect to any other Company Property, the adjusted basis of such Property for federal income tax purposes, all as of the time of determination. The Carrying Value of any Property shall be adjusted at the time of liquidation of the Company and from time to time in accordance with Section 1.704-1(b)(2)(iv)(f) of the Regulations.

     1.20 CHANNEL. The television programming service that is devoted to health, medicine and other related topics and the sale of related products, which is owned and operated by the Company.

     1.21 CODE. The Internal Revenue Code of 1986, as amended from time to time, or corresponding provisions of any replacement or reenactment thereof.

     1.22 COMPANY. AHN Partners, L.P., a limited partnership formed under the Act, and any successor partnership.

     1.23 COMPANY LIABILITY. Any enforceable debt or obligation for which the Company is liable or which is secured by any Company Property.

     1.24 COMPANY MINIMUM GAIN. An amount determined by first computing for each Company Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Company Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Partner is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Company Minimum Gain is determined by comparing the Company Minimum Gain on the last day of the immediately preceding Taxable Year with the Company Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Company Minimum Gain and increases and decreases in Company Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time. A Partner's share of Company Minimum Gain at the end of any Taxable Year equals: the sum of Nonrecourse Deductions allocated to that Partner (and to that Partner's predecessors in interest) up to that time and the Distributions made to that Partner (and to that Partner's predecessors in interest) up to that time of proceeds of a nonrecourse liability allocable to an increase in Company Minimum Gain minus the sum of that Partner's (and that Partner's predecessors in interest) aggregate share of net decreases in Company Minimum Gain plus decreases resulting from revaluations of Company Property subject to one or more Company Nonrecourse Liabilities.

     1.25 COMPANY NONRECOURSE LIABILITY. A Company Liability to the extent that no Partner or Related Person bears the economic risk of loss (as defined in Section 1.752-2 of the Regulations) with respect to the liability.

     1.26  COMPANY PROPERTY.  Any Property owned by the Company.

     1.27 CONTINGENT INTEREST. Such claim, if any, as may be asserted against the Partnership in respect of a warrant referred to in a letter of intent, dated August 14, 1997, between Howard Milstein and the Company. Notwithstanding any provision of this Agreement, the inclusion of the definition of "Contingent Interest" shall not be deemed an admission of the existence, extent or enforceability of the Contingent Interest.

     1.28 CURATIVE ALLOCATION. Any allocation of an item of income, gain, deduction, loss or credit pursuant to the provisions of Section 5.3.

     1.29 DISASSOCIATION (DISASSOCIATE). Any action or event which causes a Person to cease to be a Partner as described in Section 10.5.

     1.30 DISPOSITION (DISPOSE). Any sale, assignment, transfer, exchange, mortgage, pledge, grant, hypothecation, or other transfer, absolute or as security or encumbrance (including dispositions by operation of law).

     1.31 DISTRIBUTION. A distribution of Property by, or on behalf of, the Company to a Partner as described in Article VI.

     1.32  ECONOMIC RISK OF LOSS.  As defined in Section 1.752-2 of the
Regulations.

     1.33  EFFECTIVE DATE.  The date of the Closing under the Investment
Agreement.

     1.34 EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     1.35 FAIR MARKET VALUE. The fair market value of any Partner's Partnership Interest determined as follows: The Fair Market Value of any Partnership Interest shall be determined as of the last day of the month preceding the month in which the event resulting in a right to purchase a Partnership Interest occurred (the "Valuation Date"). The Fair Market Value of any Partnership Interest shall be determined by mutual agreement of the Managing General Partner and the Partner (the "Affected Partner") whose Partnership Interest has become subject to valuation on account of (a) a Disassociation under Section 10.5 and 10.6 or (b) a reorganization that is subject to Section
13.1. Such determination shall be made by such mutual agreement reached within 20 days of the Valuation Date, failing which the Fair Market Value shall be determined by a Qualified Appraiser selected by mutual agreement of the Managing General Partner and the Affected Partner within 30 days after the Valuation Date. If the Managing General Partner and such Affected Partner fail to agree on the selection of a Qualified Appraiser during such period, then they shall each designate a Qualified Appraiser within ten days after the 30-day period following the Valuation Date and shall jointly instruct the two Qualified Appraisers to appoint a third Qualified Appraiser within ten days after the second Qualified Appraiser is appointed. Each Qualified Appraiser shall submit a signed appraisal within 30 days after the appointment of the third Qualified Appraiser, and the Fair Market Value shall be the average of the middle appraisal and the appraisal closest to it. Any determination of Fair Market Value hereunder shall not discount for a minority interest or the illiquidity of a Partnership Interest. If either the Managing General Partner or the Affected Partner fails to appoint a Qualified Appraiser, or if no agreement on the third Qualified Appraiser is reached or if said three Qualified Appraisers have not each submitted a signed appraisal, all within the applicable periods specified above, the unresolved issue shall be determined by arbitration in accordance with Article XVI. The cost of the Appraisal incurred with respect to the determination of the Fair Market Value of the Partnership Interests shall be paid (a) if a Disassociation has occurred, by the Disassociating Partner and (b) if a reorganization under Section 13.1 has occurred, solely by the Company.

     1.36 FULLY-DILUTED BASIS. With respect to Shares, all Shares that would be Outstanding assuming the due exercise of any options and warrants and the due conversion of all convertible securities and the payment of all amounts due in connection therewith.

     1.37  GENERAL PARTNERS.  AHN LLC, AHN, Inc. and AIHI.

     1.38  INVESTMENT AGREEMENT.  As defined in the first recital above.

     1.39 LIMITED PARTNER'S AGGREGATE PREFERENCE AMOUNT. With respect to each Limited Partner, on any given date, an amount (but not less than zero) equal to
(a) the aggregate amount of the Limited Partner's Annual Preference Amounts since the inception of the Company through such date, minus (b) the aggregate amount of Distributions made to the Limited Partner under Section 6.1.1(a)(i) since the inception of the Company.

     1.40 LIMITED PARTNER'S ANNUAL PREFERENCE AMOUNT. With respect to each Limited Partner, for each annual period an amount equal to (a) the average daily balance of the Limited Partner's Unrecovered Preferred Capital Amount during that annual period, multiplied by (b) 8% (prorated for any period consisting of less than 365 days).

     1.41 LIMITED PARTNER'S PREFERRED CAPITAL AMOUNT. With respect to each Limited Partner, on any given date, an amount (but not less than zero) equal to the aggregate Capital Contributions made by such Limited Partner (valued by reference to the Carrying Value of such contribution as of the date on which such contribution was made), minus any Distributions to such Limited Partner under Section 6.1.1(a)(ii). SCHEDULE A-2 to this Agreement sets forth the Limited Partner's Preferred Capital Amounts of each Limited Partner, including New Partners, as of September 30, 1997, pro forma for the consummation of the Closing under the Investment Agreement.

     1.42 LIMITED PARTNER'S UNRECOVERED PREFERRED CAPITAL AMOUNT. With respect to each Limited Partner, on any given date, an amount (but not less than zero) equal to (a) the Limited Partner's Preferred Capital Amount, plus (b) the Limited Partner's Aggregate Preference Amount (determined without taking into account the Limited Partner's Annual Preference Amount for the taxable period in which such date falls). SCHEDULE A-2 to this Agreement sets forth the Limited Partner's Unrecovered Preferred Capital Amounts of each Limited Partner, including New Partners, as of September 30, 1997, pro forma for the consummation of the Closing under the Investment Agreement.

     1.43 LIMITED PARTNER'S UNTAXED PREFERENCE AMOUNT. With respect to each Limited Partner, on any given date, an amount (but not less than zero) equal to
(a) the aggregate amount of the Limited Partner's Annual Preference Amounts through such date, minus (b) the aggregate amount of Net Profits previously allocated to such Limited Partner under Section 5.1.1(a).

     1.44 LIMITED PARTNERS. Those Partners who are designated as Limited Partners on SCHEDULE A-1, and any Substitute Partner thereof and any Additional Partner, including New Partners pro forma for the consummation of the Closing under the Investment Agreement.

     1.45 LIMITED PARTNERS' RECOUPMENT. Such time as each of the aggregate Limited Partners' Preferred Capital Amounts shall be zero.

     1.46  LIQUIDATING EVENT.  As defined in Section 14.1.

     1.47 LIQUIDATION YEAR(S). The taxable year or years (or period thereof) in which the Company Disposes of all or substantially all of the Company Property and the other assets of the Company.

     1.48  MANAGING GENERAL PARTNER.  AHN, Inc.

     1.49 MAJORITY VOTE OF THE PARTNERS. The affirmative vote of the Partners that hold more than 50% of the Sharing Percentages.

     1.50 NCCI. National Call Center, Inc., a wholly-owned subsidiary of Home Shopping Network, Inc.

     1.51 NCCI PURCHASE AGREEMENT. The Partnership Interest Purchase Agreement dated January 31, 1996, between AHN LLC and NCCI.

     1.52 NET AVAILABLE CASH. For each Taxable Year, an amount equal to the sum of the following: (a) the cash receipts of the Company during such Taxable Year, including receipts from the sale of assets, but excluding funds received from borrowings and any Capital Contributions made to the Company during such Taxable Year, and (b) liquidations of reserves during such Taxable Year in excess of those reasonably required to pay for any working capital needs, improvements, replacements or any other contingencies for which the reserves were created, minus the sum of the following: (c) any reserves made during that Taxable Year reasonably considered necessary by the Managing General Partner for operating requirements, for the payment of debts and for other contingencies, and (d) the cash expenditures of the Company during such Taxable Year, including the repayment of debts.

     1.53 NET LOSS. For any Taxable Period the excess, if any, of the Company's items of loss and deduction for such Taxable Period over the Company's items of income and gain for such Taxable Period. The items included in the calculation of Net Loss shall be determined in accordance with Section 4.2.2 and shall not include any items specially allocated under Section 5.2. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Loss is subsequently subjected to a Regulatory Allocation or a Curative Allocation, Net Profits or Net Loss, as the case may be, shall be recomputed without regard to such item.

     1.54 NET PROFITS. For any Taxable Period, the excess, if any, of the Company's items of income and gain for such Taxable Period over the Company's items of loss and deduction for such Taxable Period. The items included in the calculation of Net Profits shall be determined in accordance with Section 4.3.2 and shall not include any items specially allocated under Section 5.2. If an item of income, gain, loss or deduction that has been included in the initial computation of Net Profits is subsequently subjected to a Regulatory Allocation or a Curative Allocation, Net Profits or Net Loss, as the case may be, shall be recomputed without regard to such item.

     1.55  [RESERVED]

     1.56 NONRECOURSE DEDUCTIONS. The meaning set forth in Section 1.704-2(b) of the Regulations. The amount of Nonrecourse Deductions for a Taxable Year equals the excess, if any, of the net increase in Company Minimum Gain during that Taxable Year, over the aggregate amount of any Distributions during that Taxable Year of proceeds of a Nonrecourse Liability that are allocable to an increase in Company Minimum Gain, determined according to the provisions of
Section 1.704-2(c) of the Regulations.

     1.57 NONRECOURSE LIABILITIES. Nonrecourse Liabilities include Company Nonrecourse Liabilities and Partner Nonrecourse Liabilities.

     1.58 NOTIFICATION OR NOTICE. A writing, containing the information required by this Agreement to be communicated to a party, delivered in the manner provided in Section 17.3.

     1.59 ORGANIZATION. A Person other than a natural person, trust or estate. Organization includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited and general), joint ventures, limited liability companies, and unincorporated associations, but the term does not include joint tenancies and tenancies by the entirety.

     1.60 OUTSTANDING. With respect to Shares, "Outstanding" shall refer to those Shares that have been issued to the Partners.

     1.61 PARTNERS. Those persons listed on SCHEDULE A-1 and each Additional Partner and Substitute Partner.

     1.62 PARTNER MINIMUM GAIN. An amount determined by first computing for each Partner Nonrecourse Liability any gain the Company would realize if it disposed of the Company Property subject to that liability for no consideration other than full satisfaction of the liability, and then aggregating the separately computed gains. The amount of Partner Minimum Gain includes such minimum gain arising from a conversion, refinancing, or other change to a debt instrument, only to the extent a Partner is allocated a share of that minimum gain. For any Taxable Year, the net increase or decrease in Partner Minimum Gain is determined by comparing the Partner Minimum Gain on the last day of the immediately preceding Taxable Year with the Partner Minimum Gain on the last day of the current Taxable Year. Notwithstanding any provision to the contrary contained herein, Partner Minimum Gain and increases and decreases in Partner Minimum Gain are intended to be computed in accordance with Code Section 704 and the Regulations issued thereunder, as the same may be issued and interpreted from time to time.

     1.63 PARTNER NONRECOURSE LIABILITY. Any Company Liability to the extent the liability is nonrecourse under state law, and on which a Partner or Related Person bears the Economic Risk of Loss, because, for example, the Partner or Related Person is a creditor or a guarantor.

     1.64 PARTNERSHIP INTEREST. The rights of a Partner or, in the case of an Assignee, the rights of the assigning Partner, in Distributions (liquidating or otherwise) and allocations of the profits, losses, gains, deductions, and credits of the Company.

     1.65 PERSON. An individual, trust, estate, or any incorporated or unincorporated Organization.

     1.66 PROCEEDING. Any judicial or administrative trial, hearing or other activity, civil, criminal or investigative, the result of which may be that a court, arbitrator, or governmental agency may enter a judgment, order, decree, or other determination which, if not appealed or reversed, would be binding upon the Company, a Partner or other person subject to the jurisdiction of such court, arbitrator, or governmental agency.

     1.67 PROPERTY. Any property real or personal, tangible or intangible, including money and any legal or equitable interest in such property, but excluding services and promises to perform services in the future.

     1.68 QUALIFIED APPRAISER. An appraiser having a national reputation qualified to appraise cable television channels in the United States, or interests therein, and reputable in his, her or its field, and who is not affiliated with the Company, any Partner, or the assets of any of them or their Affiliates.

     1.69 REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with any registrations pursuant to Article XIII of this Agreement, including, without limitation, (a) registration, filing and fees of the National Association of Securities Dealers, Inc., (b) fees and expenses of complying with securities or blue sky laws, (c) fees and expenses associated with listing securities on an exchange or NASDAQ, (d) word processing, duplicating and printing expenses, (e) messenger and delivery expenses, (f) transfer agents', trustees', depositories', registrars', and fiscal agents' fees, (g) fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits or "cold comfort" letters, (h) reasonable fees and disbursements of any one counsel retained by the Selling Partners, and (i) any fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriting discounts and commissions and transfer taxes, if any.

     1.70 REGULATIONS. The permanent, temporary, proposed, or proposed and temporary regulations of Department of the Treasury under the Code, as such regulations may be changed from time to time.

     1.71 RELATED PERSON. A person having a relationship to a Partner that is described in Section 1.752-4(b) of the Regulations.

     1.72 RESTRICTED BUSINESS VENTURE. A business venture competitive with the business of the Company as it shall exist at the time in question.

     1.73 RESTRICTED EMPLOYEE OPTIONS. Options to be granted from time to time by the Managing General Partner to employees of the Partnership in the sole discretion of the Managing General Partner.

     1.74  RESTRICTED OPTIONHOLDER.  The holder of any Restricted Employee
Options.

     1.75 SECURITIES ACT. The Securities Act of 1933, as amended, together with the rules and regulations promulgated thereunder.

     1.76  SHARES.  The shares of the Partnership more fully defined in Section
2.7.

     1.77 SHARING PERCENTAGE. As to any Partner or Assignee, and prior to the exercise of the Contingent Interest or any of the Reserved Employee Options, the fraction, the numerator of which is the number of Shares owned by such Partner or Assignee and the denominator of which is the number of all Outstanding Shares, or Outstanding Shares plus Shares issued upon the conversion of the Access Debenture, as the case shall be. The total of all Sharing Percentages of the Partnership shall be 100%. Notwithstanding the foregoing definition, from and after any exercise of the Contingent Interest or any exercise of any Reserved Employee Options, the Sharing Percentages shall be adjusted to account for such dilution, and only such dilution, as is expressly permitted to occur under the terms of Sections 2.7. SCHEDULE A-4 sets forth the initial Sharing Percentages of the Partners as well as on a fully diluted basis assuming the conversion of the Access Debenture.

     1.78 SUBSTITUTE PARTNER. An Assignee who has been admitted to all of the rights of a partner of the Partnership pursuant to Section 11.2 of this Agreement.

     1.79  TAX MATTERS PARTNER.  The Person designated as such pursuant to
Section 8.2.

     1.80  TAXABLE YEAR.  The calendar year.

     1.81 TAXING JURISDICTION. Any state, local or foreign government that collects tax, interest or penalties, however designated, on any Partner's share of the income, gain or distribution of the Company.

                                      ARTICLE II
                             CONTINUATION OF THE COMPANY

     2.1 AMENDMENT AND RESTATEMENT. The Partners hereby execute this Agreement for the purpose of amending and restating the Partnership Agreement as heretofore in effect. The rights and liabilities of the Partners shall be as provided in this Agreement and in the Act.

     2.2 NAME. The business of the Company shall be conducted under the name of the AHN Partners, L.P.

     2.3 TERM. This Agreement shall be effective as of the Effective Date and shall continue in full force and effect until December 31, 2021, unless the Company is sooner dissolved by the happening of any Liquidating Event.

     2.4 PURPOSE. The Company shall engage in the business of providing television programming for the Channel, the sale of merchandise on and in connection with the Channel, owning and operating the Channel and any related or necessary business permitted by the Act or the laws of any jurisdiction in which the Company may do business related thereto or in connection therewith. The Company shall have the authority to do all things necessary or convenient to accomplish its purpose and operate its business as described in this Section. The Company shall exist only for the purpose specified in this Section of this Article and may not conduct any other business without the unanimous consent of the Partners.

     2.5 REGISTERED AGENT AND OFFICE. The registered agent for the service of process and the registered office shall be United Corporate Services, Inc., 15 East North Street, Dover, Delaware 19901. If the registered agent ceases to act as such for any reason or the registered office shall change, the Managing General Partner shall promptly designate a replacement registered agent or file a notice of change of address as the case may be.

     2.6 PRINCIPAL OFFICE. The principal place of business of the Company shall be located initially at 2500 Universal Studios Plaza, Orlando, Florida 32819, but other places of business may be selected from time to time by the Managing General Partner. The Company may not move its principal office to a jurisdiction other than Florida without the Unanimous Vote of the Committee. The Company has qualified to do business under the name America's Health Network.

     2.7   SHARES.

           2.7.1 The equity of the Company shall be represented by a total of 1,000,000 Shares, which Shares shall be divided into 588,600 Series A Shares, which may be held by New Partners and their respective Assignees; 117,438 Series B Shares, which may be held by the persons that are Limited Partners immediately prior to execution of this Agreement and their Assignees; 293,962 Series C Shares, which may be held exclusively by AHN LLC and its Assignees (including
NCCI); 150,000 Series D Shares which may be held by the holder of the Contingent Interest and its Assignees upon and after the due exercise of the Contingent Interest; and 50,000 Series E Shares which may be held by persons that hold Reserved Employee Options and their Assignees, from and after the due exercise of any Reserved Employee Options. Except as otherwise provided in this Agreement, each Share will be identical to each other Share. In addition to such other rights as may be granted to the Partners under this Agreement, the holder of any Shares shall be entitled to share pro rata in that percentage of the profits, gains, losses, deductions and credits of the Company after Limited Partners' Recoupment has occurred (as provided in Section 6.1.1), which equals the Sharing Percentage of that holder determined in accordance with this Agreement. Shares may be expressed in whole numbers or in fractions (rounded to the nearest one-hundredth). Shares shall not be subject to any assessment or right of payment in favor of the Company except as set forth in this Agreement or under the Act. Shares will be deemed validly issued and outstanding when issued in accordance with this Agreement, the Investment Agreement or such other agreements as AHN may enter into from time to time in compliance with this Agreement providing for the issuance and sale of additional Shares.

           2.7.2 As of the Effective Date, after giving effect to the consummation of the Closing under and as defined in the Investment Agreement, the Outstanding Shares of the Company shall consist of 970,750 Shares, of which 588,600 shall be Series A Shares, 88,188 shall be Series B Shares and 293,962 shall be Series C Shares. The Shares respectively owned by each of the Partners as of Effective Date are set forth on SCHEDULE A-2.

           2.7.3 Except for additional Series A Shares issuable under the Investment Agreement, the Company will not issue any Series A Shares in addition to those Series A Shares Outstanding from time to time without the consent of New Partners. Except for Series B Shares issuable upon conversion of the Access Debenture, the Company will not issue any Series B Shares in addition to those Series B Shares that are Outstanding as described in Section 2.7.2 without the Majority Vote of the Partners. The Company will not issue any Series C Shares in addition to those Series C Shares that are Outstanding without the consent of AHN LLC; PROVIDED, that the General Partners and the Partners agree that NCCI shall be issued such Series C Shares as it shall acquire upon the exercise, if any, of its rights, under the NCCI Purchase Agreement. Except for Series D Shares to be issued upon the exercise of the Contingent Interest, the Company will not issue any Series D Shares without the consent of the holders of a majority of the Series D Shares and the Majority Vote of the Partners. Except for Series E Shares to be issued upon the exercise of the Contingent Interest, the Company will not issue any Series E Shares without the consent of the holders of a majority of the Series E Shares and the Majority Vote of the Partners. All Shares that may be reacquired from time to time may be reissued only, (i) in the case of Series A Shares, with the consent of the holders of a majority of the Series A Shares, (ii) in the case of Series B Shares, with the Majority Vote of the Partners, (iii) in the case of the Series C Shares, with the prior written consent of the Managing General Partner, (iv) in the case of the Series D Shares, with the prior written consent of the Managing General Partner and (v) in the case of the Series E Shares, with the prior written consent of the Managing General Partner.

           2.7.4    Any authorization of Shares in addition to those created by
Section 2.7.1 shall be made only by amendment of this Agreement pursuant to
Article XV and with the consent of the following Partners: (i) if the Company proposes to increase the number of Series A Shares authorized by this Agreement, with the consent of the holders of a majority of the Series A Shares; (ii) if the Company proposes to increase the number of Series B Shares authorized by this Agreement, with the vote of those Partners holding a Majority of the Series B Shares that are Outstanding at the time; (iii) if the Company proposes to increase the number of Series C Shares, Series D Shares or Series E Shares authorized by this Agreement, in each case, with the prior written consent of the Managing General Partner.

           2.7.5 None of the 588,600 Series A Shares currently Outstanding shall be subject to dilution upon the issuance of additional Series B Shares upon the conversion of the Access Debenture or upon the issuance of Series D Shares upon the due exercise of the Contingent Interest, but, notwithstanding any other provision of this Agreement, shall be subject to proportionate and pro rata dilution upon the issuance of Series E Shares upon the due exercise of any Reserved Employee Options.

           2.7.6 All of the 29,250 authorized but unissued Series B Shares have been reserved for issuance upon the due conversion of the Access Debenture. Any of the 88,188 Series B Shares currently Outstanding shall be subject to proportionate and pro rata dilution upon the issuance of additional Series B Shares upon the conversion of the Access Debenture, and any of the Series B Shares currently Outstanding and any of the Series B Shares issued upon the conversion of the Access Debenture shall be subject to proportionate and pro rata dilution, upon the issuance of Series D Shares upon the due exercise of the Contingent Interest in the manner set forth in Section 2.7.10, and upon the issuance of Series E Shares upon the due exercise of any Reserved Employee Options.

           2.7.7 Any and all of the 293,962 Series C Shares currently Outstanding shall be subject to proportionate and pro rata dilution upon the issuance of additional Series B Shares upon the conversion of the Access Debenture, upon the issuance of Series D Shares upon the due exercise of the Contingent Interest in the manner provided in Section 2.7.10 and upon the issuance of Series E Shares upon the due exercise of any Reserved Employee Options.

           2.7.8 All of the 150,000 authorized but unissued Series D Shares have been reserved for issuance to the holder of the Contingent Interest (to the extent the same shall be conclusively determined by a court with appropriate jurisdiction or by agreement of the Company and the holder of the Contingent Interest). Any Series D Shares so issued shall be subject to proportionate and pro rata dilution upon the issuance of any Series E Shares upon the due exercise of any Reserved Employee Options.

           2.7.9 All of the 50,000 authorized but unissued Series E Shares have been reserved for issuance upon the due exercise of the Reserved Employee Options. Upon the due conversion of the Access Debenture, the amount of the Company's debt obligation at the time represented thereby will be deemed a Capital Contribution made to the company at the time of such conversion, including the determination of the Limited Partner's Preferred Capital Amount of Access. Upon the due exercise of the Contingent Interest or any Reserved Employee Options, the amount of the exercise price (if any) paid thereupon by the holder of the Contingent Interest or any Reserved Optionholder will be deemed a Capital Contribution made to the Company at the time of such exercise, including the determination of the Limited Partner's Preferred Capital Amount of the holder of the Contingent Interest or such Reserved Optionholder, as the case shall be.

           2.7.10 Upon the due exercise of the Contingent Interest and the issuance of any Series D Shares pursuant to the terms thereof, the holders of the Series B Shares, Series C Shares and Series E Shares (but not Series A Shares) at the time Outstanding shall become subject to the dilution arising therefrom by equitably allocating such dilution among the holders of such Shares in proportion to their Sharing Percentages in the Partnership. For purposes of this Section, the holders of the Class C Shares shall be deemed to be the members of AHN LLC and the Percentage Interests in the Partnership of such members shall be the product of (x) their respective membership interests in AHN LLC (represented as a percentage), each calculated on a fully diluted basis, after taking into account any rights of any third party to acquire either a portion of AHN LLC's Sharing Percentage or to acquire a membership interest in AHN LLC, and (y) the Sharing Percentage of AHN LLC in the Partnership.

           2.7.11 All Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares outstanding or to become outstanding shall be subject to proportionate pro rata dilution arising from future issuances of Shares by the Partnership in exchange for equity investments as may be approved by the Managing General Partner.

     2.8 LOANS BY PARTNERS. No Partner shall make any loan or lend money to the Company or advance monies on its behalf without the approval of the Managing General Partner. Any such loan or advance shall be repayable on such terms and conditions as shall be agreed upon by the Partner making such loan or advance and the Managing General Partner. No Partner shall, without the consent of such Partner, be required to make any loans or advances to the Company.

     2.9 POWER OF ATTORNEY. Each Limited Partner does hereby constitute and appoint the Managing General Partner as its true and lawful representative and attorney-in-fact, in his name, place and stead, to make, execute, sign, acknowledge, swear to and file:

           (a) a Certificate of Limited Partnership of the Company and all amendments thereto as may be required under the Act;

           (b) any and all instruments, certificates, and other documents which may be deemed necessary or desirable to effect the winding-up and termination of the Company (including, but not limited to, a Certificate of Cancellation of the Certificate of Limited Partnership) in accordance with the terms of this Agreement; and

           (c) such documents as may be appropriate to comply with the requirements of law for the formation, qualification or operation of a limited partnership in all of the counties, states and other jurisdictions where the Company elects to do business, including any trade name affidavits and any other notices, certificates, statements or other instruments required by any provision of law governing the formation of the Company or the conduct of its business.

This power of attorney is coupled with an interest, is irrevocable, and shall survive, and shall not be affected by, the subsequent adjudication of incompetency, bankruptcy or death of any of the Limited Partners, and shall be binding upon any assignee thereof. Such representatives and attorneys-in-fact shall not, however, have any right, power or authority to amend or modify this Agreement when acting in such capacity.

     2.10 COMPANY PROPERTY. The Company Property shall be held in the name of the Company.

     2.11 CERTIFICATE OF LIMITED PARTNERSHIP. To the extent that such action is determined by the Managing General Partner to be reasonable and appropriate, the Managing General Partner shall file amendments to and restatements of the Certificate of Limited Partnership of the Company and do all things required to maintain the Company as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state or the District of Columbia, and in any jurisdictions outside the United States, in which the Company may elect to do business or own any asset. The Certificate as filed shall contain no provision that is inconsistent with this Agreement.


                                     ARTICLE III
                           RIGHTS, POWERS AND DUTIES OF THE
                         PARTNERS AND THE COMPANY; MANAGEMENT

     3.1   THE MANAGING GENERAL PARTNER.

           3.1.1 POWERS OF THE MANAGING GENERAL PARTNER. All control of the business of the Company, and all management powers in respect of the business and affairs of the Company, shall be vested exclusively in the Managing General Partner; PROVIDED, that the authority of the Managing General Partner may be conditioned upon the approval of or consent of those Partners not interested in an Affiliated transaction as described below in Section 3.4. Without limiting the generality of the foregoing, and in furtherance of the purposes of the Company, but subject to any specific limitations provided in this Agreement, including, without limitation, Sections 3.1.3 and 3.4, the Managing General Partner is hereby authorized to do any and all of the following:

                    (a) the conduct of the Company's business, the establishment of Company offices and the exercise of the powers of the Company within or without the State of Delaware;

                    (b) the purchase, receipt, lease or other acquisition, ownership, holding, improvement, use and other dealing with, Company Property, wherever located;

                    (c) the sale, conveyance, mortgage, pledge, lease, exchange, and other disposition of Property;

                    (d) the entering into contracts and guaranties, incurring of liabilities, borrowing money, issuance of notes, bonds and other obligations, and the securing of any of its obligations by mortgage or pledge of any of its property or income;

                    (e) the lending of money, investment and reinvestment of the Company's funds, and receipt and holding of Property as security for repayment, including, without limitation, the loaning of money to, and otherwise helping Partners, officers, employees and agents;

                    (f) the institution, prosecution and defense of any Proceeding in the Company's name;

                    (g) the appointment of employees and agents of the Company, the defining of their duties and the establishment of their compensation;

                    (h) the payment of pensions and establishment of option plans (including the plan pursuant to which the Company may grant Reserved Employee Options), pension plans, pension trusts, profit sharing plans and benefit and incentive plans for all or any of the current or former Partners, employees and agents of the Company;

                    (i) the making of donations to the public welfare or for religious, charitable, scientific, literary or educational purposes;

                    (j) the payment of compensation or additional compensation to any or all Partners and employees on account of services previously rendered to the Company, whether or not an agreement to pay such compensation was made before such services were rendered;

                    (k) the purchase of insurance on the life of any employee for the benefit of the Company;

                    (l) the participation in partnership agreements, joint ventures or other associations of any kind with any person or persons;

                    (m) the indemnification of Partners or any other Person; PROVIDED, that the Managing General Partner shall not have the power to indemnify, defend or hold itself harmless other than as provided in Section 9.1;

                    (n) the incurrence of any indebtedness, or the prepayment, refinancing, recasting, increasing, modifying or extending of any indebtedness;

                    (o) the selection of, or any change of, the accountants or attorneys for the Company;

                    (p) the determination of, or any change to, the Company's accounting methods as long as such accounting principles are permitted by generally accepted accounting principles, as applied in the United States;

                    (q) the sale, leasing, or licensing of any Company Property (except for all or substantially all of the Company's assets) other than in the ordinary course of the Company's business or other than as contemplated by the Annual Business Plan;

                    (r) the mortgaging, pledge, or encumbrance or granting of a security interest in any Company Property;

                    (s) the payment of any incentive bonus (including Reserved Employee Options) to any one or more employees of or consultants to the Company;

                    (t) except as otherwise provided in Section 8.4, the approval of annual financial statements and the annual consolidated federal tax returns of the Company and any elections for federal, state and local tax purposes;

                    (u) to enter into any agreement relating to the Contingent Interest on behalf of the Partnership; and

                    (v) the issuance of any additional shares of any class other than Series A Shares, Series B Shares, Series C Shares, Series D Shares and Series E Shares for such consideration as the Managing General Partner deems appropriate, as long as such shares dilute all existing shares pro rata and PARI PASSU.

           3.1.2 DUTIES OF THE MANAGING GENERAL PARTNER. The Managing General Partner shall manage and control the business and affairs of the Company in the manner the Managing General Partner deems appropriate and necessary in order to carry out the purpose of the Company as set forth in Section 2.4.

           3.1.3    LIMITATIONS ON THE MANAGING GENERAL PARTNER.
Notwithstanding anything in this Agreement to the contrary, the Managing General Partner shall not:

                    (a) do any act in contravention of any applicable law or regulation, or provision of this Agreement or of the Certificate of Limited Partnership;

                    (b) possess Company Property or assign its rights in specific Company Property for other than a Company purpose;

                    (c) take any action that would adversely affect the status of the Company as a Delaware limited partnership under the Act or that would adversely affect the limited partner status or the limited liability status of a Limited Partner or subject a Limited Partner to (i) personal liability for any obligation of the Partners or the Company under this Agreement or (ii) liability as a general partner under any applicable laws;

                    (d)  alter the purpose of the Company as set forth in
Section 2.4; or

                    (e) appropriate funds of the Company for the use of any Person other than the Company.

           3.1.4 AUTHORITY TO BIND. Only the Managing General Partner shall have the authority to bind the Company.

           3.1.5 MANAGEMENT. The Managing General Partner shall use commercially reasonable best efforts in its management of the Company.

           3.1.6 ACTION BY THE GENERAL PARTNERS. Whenever any matter is required to be approved by the General Partners under the Act, such matter shall be considered approved or consented to upon the consent or other affirmative action of the General Partners holding 50% of the Sharing Percentages owned by all of the General Partners.

           3.1.7 CONFLICTS OF INTEREST. Without the consent of the Partners, the General Partners shall not be entitled to enter into transactions that may be considered to be competitive with, or a business opportunity that may be beneficial to, the Company. Without limiting the foregoing, the Managing General Partner shall account to the Company and hold as trustee for it any property, profit or benefit derived by the Managing General Partner without the affirmative vote of the Partners other than the Managing General Partner in the conduct and winding up of the Company business or from a use or appropriation by the Managing General Partner of Company Property including information developed exclusively for the Company and opportunities within the business of the Company expressly offered to the Company. In the case of any conflict between the best interests of the Managing General Partner and the best interests of the Company, the Managing General Partner shall not act in a manner inconsistent with the best interests of the Company or inconsistent with this Agreement.

           3.1.8 FIDUCIARY DUTY. To the extent that, at law or in equity, the Managing General Partner has duties (including fiduciary duties) and liabilities to the Company or to any other Partner, the Managing General Partner acting under this Agreement shall not be liable to the Company, or to any other Partner, for its good faith reliance on the provisions of this Agreement. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Managing General Partner otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of such Managing General Partner.

           3.1.9 BANK ACCOUNTS. Funds of the Company shall be deposited in an account or accounts of a type, in form and name in a bank or banks selected by the Managing General Partner. Any person so designated by the Managing General Partner, pursuant to the delegation of authority contained in this Agreement, shall be authorized to sign checks, either singly or jointly, on behalf of the Company.

     3.2   [Reserved]

     3.3   THE LIMITED PARTNERS.

           3.3.1 NO PARTICIPATION IN MANAGEMENT, ETC. No Limited Partner shall take part in the management or control of the Company's business or affairs, transact any business in the Company's name or have the power to sign documents for or otherwise bind the Company. The Managing General Partner shall have the power to issue additional shares as provided in Section 3.1.1(v), subject to Section 3.5, if in the best interest of the Partnership.

           3.3.2 LIMITATION OF LIABILITY. Except as may otherwise be provided by law or except as shall be agreed in writing by a Limited Partner, a Limited Partner shall have no personal liability for any debts or other obligations of the Company.

           3.3.3 NO AUTHORITY TO BIND, ETC. No Limited Partner shall take any action as a Partner to bind the Company, and each shall indemnify the Company for any costs or damages incurred by the Company as a result of any such unauthorized action by it.

     3.4 AFFILIATED TRANSACTIONS. Neither the Managing General Partner nor any Affiliate of the Managing General Partner shall enter into, or materially modify or waive any material rights under, any contract with the Partnership without the prior written approval or consent of the holders of a majority in Sharing Percentage of those Partners that are not interested in the transaction.

     3.5 PRE-EMPTIVE RIGHTS. From time to time the Managing General Partner may determine that additional Capital Contributions in cash are required for the business of the Partnership. The Managing General Partner shall offer first to each of the Partners (including itself) the opportunity to contribute their pro rata share (based on such Partners' Sharing Percentages) of such additional Capital Contributions on such terms and conditions applicable to all Partners as the Managing General Partner may prescribe. If any Partner declines to contribute its pro rata share of any additional Capital Contributions, then the Company shall make successive offers to the Partners that have subscribed to make further Capital Contributions in accordance with their pro rata shares (based on such Partners' Sharing Percentages) until either (i) the full amount of such additional Capital Contributions have all been made or (ii) all of the Partners have declined to make any further Capital Contributions. To the extent the Partners do not satisfy or provide such additional Capital Contributions, the Managing General Partner may solicit contributions from third parties who are not Partners without any prior approval of any of the Partners. The foregoing provisions of this Section shall, however, apply to any transaction by the Company in which the Company sells Partnership Interests for cash.


                                      ARTICLE IV
                          CONTRIBUTIONS AND CAPITAL ACCOUNTS

     4.1   CONTRIBUTIONS.

           4.1.1 After giving effect to the investment referred to in the Investment Agreement, the respective Capital Contribution of each Partner made from January 28, 1996 to the Effective Date shall be as set forth on SCHEDULE A-2.

           4.1.2 No interest shall accrue on any Capital Contribution, and no Partner shall have the right to withdraw or be repaid any Capital Contribution except as provided in this Agreement.

           4.1.3 Except as provided in the Investment Agreement, no Partner shall be required to make any additional Capital Contributions to the capital of the Company.

           4.1.4 The Partners acknowledge that Access holds the Access Debenture, which Debentures permit Access to convert such debentures respectively into the Series B Shares provided therein, were such conversions to occur as of the date of this Agreement. The Partners consent to the sale of such Series B Shares to Access or the holder or holders of the Access Debenture upon the due conversion of each or both of the Debentures, in accordance with terms thereof.

           4.1.5 The Partners acknowledge that there may be a Contingent Interest (to the extent the same shall be conclusively determined by a court with appropriate jurisdiction or by agreement of the Partnership and the holder of the Contingent Interest) to acquire certain Series D Shares.

     4.2   MAINTENANCE OF CAPITAL ACCOUNTS.

           4.2.1 The Company shall establish and maintain Capital Accounts for each Partner and Assignee in the books of the Company in accordance with
Section 1.704-1(b)(2)(iv) of the Regulations. Each Partner's Capital Account shall be increased by (a) the amount of any cash contributed by the Partner to the capital of the Company, (b) the fair market value of any property contributed, as determined by the Company and the contributing Partner at arm's length at the time of contribution, such determination to be acceptable to all of the Partners (net of liabilities assumed by the Company or subject to which the company takes such Property, within the meaning of Code Section 752), and
(c) the Partner's share of Net Profits and of any separately allocated items of income or gain except adjustments required by the Code (including any gain and income from unrealized income with respect to accounts receivable allocated to the Partner to reflect the difference between the book value and tax basis of assets contributed by the Partner). Each Partner's Capital Account shall be decreased by (i) the amount of any cash distributed to the Partner from the capital of the Company, (ii) the fair market value of any property distributed to the Partner, as determined by the Company and the contributing Partner at arm's length at the time of distribution, such determination to be acceptable to all of the Partners (net of liabilities of the Company assumed by the Partner or subject to which the Partner takes such Property within the meaning of Code
Section 752), and (iii) the Partner's share of Net Losses and of any separately allocated items of deduction or loss (including any loss or deduction allocated to the Partner to reflect the difference between the book value and tax basis of assets contributed by the Partner).

           4.2.2 For purposes of computing the amount of any item of income, gain, loss or deduction to be reflected in the Partners' Capital Accounts, the determination, recognition and classification of any such item shall be the same as its determination, recognition and reclassification for federal income tax purposes (including, without limitation, any method of depreciation, cost recovery or amortization used for that purpose); PROVIDED, that:

               (a) Except as otherwise provided in Section 1.704-1(b)(2)(iv)(m) of the Regulations, the computation of all items of income, gain, loss and deduction shall be made without regard to any election under Code Section 754 which may be made by the Company and, as to those items described in Code Sections 705(a)(1)(B) or 705(a)(2)(B), without regard to the fact that such items are not includable in gross income or are neither currently deductible nor capitalized for federal income tax purposes;

               (b) Any income, gain or loss attributable to the taxable Disposition of any Company Property shall be determined as if the adjusted basis of such property as of such date of Disposition were equal in amount to the Company's Carrying Value with respect to such Property as of such date; and

               (c) In accordance with the requirements of Code Section 704(b), any deductions for depreciation, cost recovery or amortization attributable to any contributed Property shall be determined as if the adjusted tax basis of such Property on the date it was acquired by the Company were equal to the fair market value of such Property. Upon an adjustment to the Carrying Value of any Company Property subject to depreciation, cost recovery or amortization, any further deductions for such depreciation, cost recovery or amortization attributable to such Property shall be determined (i) as if the adjusted tax basis of such Property were equal to the Carrying Value of such Property immediately following such adjustment and (ii) using a rate of depreciation, cost recovery or amortization derived from the same method and useful life (or, if applicable, the remaining useful life) as if applied for federal income tax purposes; PROVIDED, that if the asset has a zero adjusted basis for federal income tax purposes, depreciation, cost recovery or amortization deductions shall be determined using any reasonable method that the Tax Matters Partner may adopt.

     4.3 DISTRIBUTION OF ASSETS. If the Company at any time distributes any of its assets in kind to any Partner, the Capital Account of each Partner shall be adjusted to account for that Partner's allocable share (as determined under Article V) of the Net Profits or Net Losses that would have been realized by the Company had it sold the assets that were distributed at their respective fair market value immediately prior to their distribution.

     4.4 DISPOSITION OF INTEREST. In the event of a Disposition of some or all of a Partner's Interest in the Company, the Capital Account of the Disposing Partner shall become the Capital Account of the Assignee, to the extent it relates to the portion of the Interest Disposed of.

     4.5 COMPLIANCE WITH CODE SECTION 704(B). The provisions of this Article IV as they relate to the maintenance of Capital Accounts are intended to cause the allocations of profits, losses, income, gain and credit pursuant to Article V to have substantial economic effect under the Regulations under Code Section 704(b), in light of the Distributions made pursuant to Articles VI and VIII and the Capital Contributions made pursuant to this Article IV. Notwithstanding anything to the contrary, this Agreement shall not be construed as creating a deficit restoration obligation or otherwise as personally obligating any Partner to make a Capital Contribution in excess of the Initial Contribution.

     4.6   DEFICIT RESTORATION.

           4.6.1 Upon the liquidation of the Company, if there is a deficit in the General Partners's Capital Account (after Capital Accounts have been adjusted as provided in this Agreement for all taxable years including the Liquidation Year), the General Partners (meaning for this purpose the General Partners at the time and not any predecessor) shall contribute the amount of such deficit to the Company before the end of the Liquidation Year (or, if later, within 90 days after the date of such liquidation) or by such earlier date as may be required to complete the liquidation in accordance with a duly adopted plan of liquidation. Amounts thus contributed shall be distributed to or among the creditors and Partners in accordance with the provisions of Section
14.3 for distribution of Company Property on dissolution, winding up, and liquidation. Notwithstanding anything to the contrary contained herein, in no event shall the aggregate amount the General Partners is required to contribute to the Company pursuant to this Section 4.7.1 exceed the aggregate for all taxable years of the product of (a) the aggregate amount of Net Losses allocated to the General Partners in any taxable year pursuant to Section 5.1.2(a) times
(b) the Combined Marginal Rate (as hereinafter defined) for the taxable year immediately preceding the year of allocation.

           4.6.2 Upon the liquidation of the Company, if the Company has withheld or paid tax with respect to any Partner in accordance with applicable law by reason of other than a Distribution to such Partner, such Partner (meaning for this purpose any successor to Partner) shall contribute the amount of such withheld tax to the Company to the extent subsequent Distributions (including any distribution anticipated to be paid pursuant to Section 14.3.3) have not been sufficient to allow the Company to recoup such taxes pursuant to
Section 6.3. Amounts thus contributed shall be distributed to or among the creditors and other Partners in accordance with the provisions of Section 14.3 for distribution of Company Property on dissolution, winding up and liquidation.


                                      ARTICLE V
                                     ALLOCATIONS

     5.1 ALLOCATIONS OF NET PROFITS AND NET LOSSES. For purposes of maintaining the Capital Accounts and in determining the rights of the Partners among themselves, the Company's items of income, gain, loss and deduction (computed in accordance with Section 4.2.2) shall be allocated among the Partners for each Taxable Year other than any Liquidation Year (or portion thereof) as provided herein:

           5.1.1    After giving effect to the special allocations set forth in
Section 5.2, Net Profits for each taxable period and all items of income and gain taken into account in computing Net Profits for such taxable period shall be allocated to the Partners in the following order and priority:

               (a) first, pro rata and PARI PASSU among the Limited Partners (including New Partners) to the extent of and in proportion to such Limited Partners' Untaxed Preference Amounts;

               (b) second, to the General Partners in accordance with their respective Capital Contributions in an amount equal to the excess of Net Losses previously allocated to the General Partners under Section 5.1.2(f) over aggregate Net Profits previously allocated to the General Partners in accordance with their respective Capital Contributions under this Section 5.1.1(b);

               (c) third, to the Limited Partners (including New Partners) in accordance with their respective Capital Contributions; but only (x) until the aggregate amount of Net Profits allocated to the Limited Partners (including New Partners) under this Section 5.1.1(c) equals the aggregate Capital Contributions of such Limited Partners, and (y) to the extent such amounts when so allocated would not cause any Limited Partner's Capital Account balance to exceed such Partner's Limited Partner's Unrecovered Preferred Capital Amount (determined by including the Limited Partners' Annual Preference Amounts for the current taxable period);

               (d) fourth, to the General Partners in accordance with their respective Capital Contributions in an amount equal to the excess of the General Partners' aggregate Capital Contributions over the aggregate Net Profits previously allocated to the General Partners under this Section 5.1.1(d); and

               (e) fifth, to all the Partners, pro rata and PARI PASSU according to their respective Sharing Percentages.

           5.1.2    After giving effect to the special allocations set forth in
Section 5.2, Net Loss for each taxable period and all items of loss and deduction taken into account in computing Net Loss for such taxable period shall be allocated to the Partners in the following order and priority:

               (a) first, to the Partners in proportion to the aggregate Net Profits previously allocated to the Partners under Section 5.1.1(e), in an amount equal to the excess of aggregate Net Profits previously allocated to the Partners under Section 5.1.1(e) over aggregate Net Losses previously allocated to the Partners under this Section 5.1.2(a);

               (b) second, to the General Partners, but only (x) until the aggregate amount of Net Losses allocated to the General Partners under this
Section 5.1.2(b) equals the General Partners' Capital Contributions, and (y) to the extent such amount when so allocated would not cause AHN LLC to have an Adjusted Capital Account Deficit;

               (c) third, to the Limited Partners (including New Partners) in accordance with their respective Capital Contributions; but only (x) until the aggregate amount of Net Losses allocated to the Limited Partners under this
Section 5.1.2(c) equals the aggregate Capital Contributions of the Limited Partners, and (y) to the extent such amount when so allocated would not cause any Limited Partner to have Adjusted Capital Account Deficit. This Section 5.1.2(c) shall continue to be applied, MUTATIS MUTANDIS, until the allocation of Net Losses hereunder would cause each of the Limited Partners (including New Partners) to have an Adjusted Capital Account Deficit; and

               (d) fourth, to each Partner in proportion to their respective Sharing Percentages, but only to the extent that Net Losses can be allocated to the Limited Partners under this Section 5.1.2(d) without resulting in an Adjusted Capital Account Deficit for any Limited Partner; and

               (e) fifth, to the General Partners in accordance with their respective Capital Contributions.

     5.2 SPECIAL ALLOCATIONS. The following special allocations shall be made in the order required by the Regulations:

           5.2.1 MINIMUM GAIN CHARGEBACK. If there is a net decrease in Company Minimum Gain during any Taxable Year (other than a decrease attributable to a "book up" in the value of the Company's assets, a decrease offset by an increase in Partner Minimum Gain, and any other decrease for which a Company Minimum Gain chargeback is not required under Section 1.704-2(f) of the Regulations), each Partner shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Company Minimum Gain, determined in accordance with Section 1.704-2(g)(2) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(j)(2) of the Regulations. This Section 5.2.1 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

           5.2.2 PARTNER MINIMUM GAIN CHARGEBACK. If there is a net decrease in Partner Minimum Gain during any Taxable Year (other than a decrease attributable to a "book up" in the value of the Company's assets, a decrease offset by an increase in Company Minimum Gain, and any other decrease for which a Partner Minimum Gain chargeback is not required under
Section 1.704-2(i)(4) of the Regulations) then, after the allocations set forth in Section 5.2.1, each Partner shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain determined in accordance with Section 1.704-2(i)(3) of the Regulations. The items to be so allocated shall be determined in accordance with Section 1.704-2(j)(2) of the Regulations. This Section 5.2.2 is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

           5.2.3 QUALIFIED INCOME OFFSET. If, at any time during any Taxable Year any Partner (other than the General Partners) unexpectedly receives any adjustments, allocations or distributions described in Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6) of the Regulations, and if such adjustment, allocation or distribution would cause an Adjusted Capital Account Deficit for such Partner as of the end of such Taxable Year, then items of Company income and gain shall be specially allocated to such Partner in an amount and manner sufficient to eliminate (to the extent required by the foregoing Regulations) such Adjusted Capital Account Deficit as quickly as possible; PROVIDED, that an allocation pursuant to this Section 5.2.3 shall be made only if and to the extent that such Partner would have an Adjusted Capital Account Deficit after all other allocations provided for have been tentatively made as if this Section
5.2.3 were not in this Agreement.

           5.2.4 NONRECOURSE DEDUCTIONS. Nonrecourse Deductions for any Taxable Year or other period shall be specially allocated to the Partners in accordance with their respective Sharing Percentages.

           5.2.5 PARTNER NONRECOURSE DEDUCTIONS ATTRIBUTABLE TO PARTNER NONRECOURSE DEBT. Any Partner Nonrecourse Deductions for any Taxable Year or other period shall be specially allocated to the Partner who bears the Economic Risk of Loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-2 of the Regulations.

           5.2.6 SECTION 754 ADJUSTMENT. To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code
Section 743(b) is required, pursuant to Section 1.704-1(b)(2)(iv)(m) of the Treasury Regulations, to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Partners in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such Section of the Regulations.

           5.2.7 MATERIAL ITEMS. Any provisions of this Agreement to the contrary notwithstanding, at all times during the existence of the Company, the aggregate interest of the General Partners in each material item of income, gain, loss, deduction or credit shall equal at least one percent (1.0%) of each such material item.

     5.3 CURATIVE ALLOCATIONS. The allocations set forth in Section 5.2 (the "Regulatory Allocations") are intended to comply with certain requirements of
Section 1.704-1(b) and -2 of the Regulations. Notwithstanding any other provisions of this Article V (other than the Regulatory Allocations), the Regulatory Allocations shall be taken into account in allocating other Net Profits, Net Losses, and items of income, gain, loss, deduction and Code Section 705(a)(2)(B) expenditures among the Partners so that, to the extent possible, the net amount of such allocations of other Net Profits, Net Losses, and other items and the Regulatory Allocations to each Partner shall be equal to the net amount that would have been allocated to each such Partner if the Regulatory Allocations had not occurred. For purposes of applying the foregoing sentence: (a) Nonrecourse Deductions shall not be taken into account prior to the Taxable Year during which there is a net decrease in Company Minimum Gain, and then only to the extent the Managing General Partner determines that it is necessary to avoid any potential economic distortions caused by such net decrease in Company Minimum Gain; (b) Partner Nonrecourse Deductions shall not be taken into account prior to the Taxable Year during which there is a net decrease in Partner Minimum Gain, and then only to the extent the Managing General Partner determines that it is necessary to avoid any potential economic distortions caused by such net decrease in Partner Minimum Gain; (c) allocations pursuant to this Section shall be deferred with respect to allocations pursuant to Section 5.2.3 to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.2.1; (d) allocations pursuant to this Section shall be deferred with respect to allocations pursuant to Section 5.2.4 to the extent the Managing General Partner reasonably determines that such allocations are likely to be offset by subsequent allocations pursuant to Section 5.2.2; and (e) allocations pursuant to this Section shall only be made with respect to allocations pursuant to
Section 5.2.5 to the extent the Managing General Partner reasonably determines that such allocations will otherwise be inconsistent with the economic arrangement among the parties to the Agreement.

     5.4   GENERAL.

           5.4.1 Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the year.

           5.4.2 For purposes of determining the Net Profits, Net Losses or any other items allocable to any period, Net Profits, Net Losses or any such other items shall be determined on a daily, monthly, or other basis, as determined by the Managing General Partner using any permissible method under Code Section 706 and the Regulations thereunder.

           5.4.3 Solely for purposes of determining a Partner's proportionate share of the "excess nonrecourse liabilities" of the Company within the meaning of Section 1.752-3(a)(3) of the Regulations, the Partners' interests in Company profits shall be allocated among the Partners pro rata in proportion to their relative Capital Contributions.

           5.4.4 To the extent permitted by Sections 1.704-2(h)(3) and 1.704-2(i)(6) of the Regulations, the Managing General Partner shall endeavor not to treat Distributions of Net Available Cash as having been made from the proceeds of a Nonrecourse Liability or a Partner Nonrecourse Debt.

           5.4.5 The Managing General Partner shall have reasonable discretion, with respect to each Taxable Year, to request a waiver from the Commissioner of the Internal Revenue Service of the minimum gain chargeback requirement pursuant to Sections 1.704-2(f)(4) or 1.704-2(i)(4) of the Regulations, if the application of such chargeback would cause a permanent distortion of the economic arrangement of the Partners.

     5.5   TAX ALLOCATIONS; CODE SECTION 704(C).

           5.5.1 Except as otherwise provided for herein, for federal, state and local income tax purposes (a) each item of income, gain, loss and deduction shall be allocated among the Partners in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 5.1,
5.2 and 5.3, and (b) each tax credit shall be allocated to the Partners in the same manner as the receipt or expenditure giving rise to such credit is so allocated.

           5.5.2 In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss and deduction with respect to any property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Partners so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its fair market value on the date of such contribution.

           5.5.3 If the gross asset value of any Company asset is adjusted, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its gross asset value in the same manner as under Code Section 704(c) and the Regulations hereunder.

           5.5.4 Any elections or other decisions relating to such allocations shall be made by the Managing General Partner in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 5.5 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Partner's Capital Account or share of Net Profits, Net Losses, other items or distributions pursuant to any provision of this Agreement.

           5.5.5 The Managing General Partner shall have the discretion (exercisable only with the Majority Vote of the Partners) to provide only Partners recognizing gain on Partnership distributions covered by Code Section 734 with the federal income tax benefits attributable to any increased basis in Partnership property resulting from any election under Code Section 754.


                                      ARTICLE VI
                                    DISTRIBUTIONS

     6.1   NON-LIQUIDATING DISTRIBUTIONS.

           6.1.1 Except as otherwise provided in this Agreement, required by law, or prohibited by any other agreement to which the Company is a party, the Company shall distribute Net Available Cash within 120 days after the end of each Taxable Year as follows:

           (a) FIRST, pro rata and PARI PASSU among the following:

               (i) to the Limited Partners (including New Partners) an amount equal to the Limited Partners' Aggregate Preference Amounts in proportion to their respective Limited Partners' Aggregate

     Preference Amounts;

               (ii) to the Limited Partners (including New Partners) an amount equal to the Limited Partners' Preferred Capital Amounts, pro rata in proportion to each such Limited Partners' Preferred Capital Amounts; and

               (iii) to Access in payment of the Access Debenture, to the extent that any amounts are then due and payable under the Access Debenture, but only if and to the extent that Access has not converted the Access Debenture;

           (b) SECOND, after Recoupment has occurred, to all Partners
(other than the Limited Partners (including New Partners)) pro rata in proportion to the Carrying Value of all such Partners' Capital Contributions determined at the time of contribution until the aggregate amount distributed to such other Partners under this Section 6.1.1(b) equals the Carrying Value of such Partners' Capital Contributions determined at the time of contribution; PROVIDED, that no Partner shall receive any amount under this Section 6.1.1(b) in excess of the Carrying Value of such Partner's Capital Contribution determined at the time of contribution; and

           (c) THIRD, then to all of the Partners, pro rata and PARI PASSU according to their respective Sharing Percentages.

           6.1.2 Notwithstanding the above, to the extent of Net Available Cash and no less than three Business Days prior to April 15 of each year the Company shall make a tax distribution to the Partners in an amount equal to the amount by which the "Tax Liability" (as defined below) for the preceding Taxable Year exceeds the Distributions made to the Partners with respect to the preceding Taxable Year pursuant to this Section 6.1.2; PROVIDED, that distributions made to a Partner pursuant to this Section 6.1.2 shall be treated as advances of distributions otherwise required under Section 6.1.1, with the result that distributions otherwise required to be made to a Partner under Section 6.1.1 shall be reduced by the aggregate amount of distributions made pursuant to this
Section 6.1.1.

"Tax liability" shall mean the product of (A) Net Profits for the preceding taxable year allocated to the Partners under Section 5.1.1(e), times (B) the Combined Marginal Rate (as hereinafter defined) for such preceding taxable year. The "Combined Marginal Rate" shall mean 51% for any taxable year. If the Company has insufficient funds to make the tax distributions pursuant to this
Section 6.1.2 at the time required by this Section 6.1.2, such tax distributions shall be made to the Partners within a reasonable period of time after such funds become available.

           6.1.3 From time to time the Managing General Partner shall determine in its reasonable judgment to what extent, if any, Net Available Cash may be distributed after considering the current and anticipated needs of the Company, including, without limitation, needs for operating expenses, debt service, acquisitions, reserves and mandatory Distributions, if any. To the extent such excess exists, the Managing General Partner may make Distributions to the Partners in proportion to their respective Sharing Percentages subject to the provisions of Section 6.2.

     6.2 LIMITATIONS ON DISTRIBUTIONS. No Distribution shall be declared and paid to a Partner unless, (a) after the Distribution is made, the assets of the Company are in excess of all liabilities of the Company and (b) such Distribution would not cause such Partner to have an Adjusted Capital Account Deficit as of the end of the Taxable Year in which such Distribution would be made, taking into account all allocations (other than those pursuant to Section 5.2.3) which would be made to such Partner during such Taxable Year, calculated without reference to any other amounts to be contributed or returned or required to be returned to the Company.

     6.3 WITHHOLDING. If the Managing General Partner is required to withhold or pay tax with respect to a Partner in accordance with applicable law, the amount of the Distribution to such Partner with respect to which such tax was required to be withheld (or, in the case of a tax required to be paid with respect to a Partner other than by reason of a Distribution to such Partner, subsequent distributions to such Partner) shall be reduced by the amount of such tax withheld or paid.


                                     ARTICLE VII
                         BOOKS AND RECORDS, ACCOUNTING, ETC.

     7.1 REPORTS. The Managing General Partner shall prepare or cause to be prepared all tax returns and statements, if any, which must be filed on behalf of the Company with any taxing authority, and shall make timely filing thereof within the statutory due date of such returns (including all applicable extensions). The Managing General Partner shall deliver to each Partner: (a) within 90 days of the end of each Taxable Year, sufficient financial information concerning the results of the Company's operations as is necessary for such Partner to file its own federal and state income tax returns for the preceding year (including Internal Revenue Service Form 1065, Schedule K-1 and a copy of the Company's balance sheet, a statement of Partners' Capital Accounts and a statement of income and surplus, certified to by the Company's independent firm of public accountants); (b) within 45 days after the end of each fiscal quarter, an unaudited balance sheet of the Company at the end of such quarter and an unaudited statement of income of the Company for the quarter then ended, together with a summary discussion of the performance of the Company for that quarter; (c) within 15 days after the end of each month, an unaudited balance sheet of the Company at the end of such month and an unaudited statement of income of the Company for the month then ended; and (d) such other information or reports as the Partners may reasonably request from time to time (including copies of the Company's state and local income tax returns).

     7.2   ACCOUNTING.

           7.2.1 The books of account of the Company, together with an executed copy of the Certificate of Limited Partnership, and any amendments thereto, shall be kept and maintained at all times at the place or places selected by the Managing General Partner. The books of account shall be maintained in accordance with generally accepted accounting principles, consistently applied, and shall show all items of income and expense.

           7.2.2 Each Partner shall have the right at all reasonable times during usual business hours to audit, examine and make copies of or extracts from the books of account of the Company. Such right may be exercised through any agent or employee of such Partner designated by it or by an independent public accountant designated by such Partner. Each Partner shall bear its own expenses incurred in any examination made for such Partner's account.

                                     ARTICLE VIII
                                        TAXES

     8.1 ELECTIONS. The Managing General Partner shall make any tax elections for the Company allowed under the Code or the tax laws of any state or other jurisdiction having taxing jurisdiction over the Company.

     8.2 TAX MATTERS PARTNER. The Managing General Partner shall be designated as the Tax Matters Partner of the Company pursuant to Code Section 6231(a)(7). The Managing General Partner shall take such action as may be necessary to cause each other Partner to become a notice partner within the meaning of Code Section 6223.

     8.3 NOTIFICATION OF AUDIT. The Managing General Partner shall give prompt Notification to each Partner upon receipt of advice that the Internal Revenue Service intends to examine or audit any income tax returns of the Company.

     8.4. SECTION 754 ELECTION. If a Distribution of Company property as described in Code Section 734 occurs, or if a transfer of a Partnership Interest as described in Code Section 743 occurs, upon the written request of the Partner either receiving such Distribution or making such transfer or of the transferee, and with the consent of the Tax Matters Partner (which consent shall not be unreasonably withheld), the Company shall elect pursuant to Code Section 754 to adjust the basis of Company properties.


                                      ARTICLE IX
                                   INDEMNIFICATION

     9.1 INDEMNIFICATION BY THE COMPANY. Neither any General Partners nor any Affiliate, officer, director, controlling person, partner, employee or shareholder of a General Partners or its Affiliates acting in a partner capacity or as an agent for the Partnership within the scope of its duties ("Indemnified Persons") shall be liable, responsible or accountable in damages or otherwise to any of the other Partners or any third party for any loss or damage incurred by reason of any act or omission performed or omitted by it in good faith on behalf of the Company and in a manner reasonably believed by it to be within the scope of the respective authority granted to it by this Agreement and in the best interests of the Company; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud. The Company shall indemnify, save harmless and (unless the Indemnified Person elects otherwise) defend each Indemnified Person from any loss, claim, damage, liability or expense (including legal fees and expenses) incurred by such Indemnified Person or any such designee by reason of any such act or omission; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud and, FURTHER, PROVIDED, that the satisfaction of any indemnification, any saving harmless and any defense shall be from and limited to Company assets and no Partner shall have any personal liability on account hereof. The Company may maintain insurance, at its expense, to protect any Person against any expense, liability or loss, to the extent that the Company would have the power to indemnify such Person under the laws of the State of Delaware. In addition, the Company shall indemnify and save harmless and (unless the Indemnified Person elects otherwise) defend each Indemnified Person from any loss, claim, damage, liability or expense (including legal fees and expenses) incurred by such Indemnified Person by reason of any third party claim relating to the Company or arising out of any act or omission by the Company, any other Partner, or any employee, officer, director or partner thereof, relating to the Company; PROVIDED, that such Indemnified Person was not guilty of bad faith, willful misconduct, gross negligence or fraud; and FURTHER, PROVIDED, that (i) the satisfaction of any indemnification, any saving harmless and any defense shall be from and limited to Company Property, and no Partner shall have any personal liability on account hereof.

     9.2 INDEMNIFICATION BY AHN LLC. AHN LLC shall indemnify, save harmless and defend the Partnership and each Limited Partner from and against any breach of any of its representations and warranties made in the Investment Agreement.


                                      ARTICLE X
                              DISPOSITION OF PARTNERSHIP
                                INTERESTS; WITHDRAWALS

     10.1 DISPOSITION. Any Partner or Assignee may Dispose of all or a portion of the Partner's or Assignee's Partnership Interest only upon compliance with this Article X and Article XII, if applicable. Except as set forth in
Section 10.2, no Partnership Interest (and, with regard to Section 10.1.5, no other interest in or relating to the Partnership) shall be Disposed of:

           10.1.1 if such Disposition, alone or when combined with other transactions, would result in a termination of the Company within the meaning of Code Section 708;

           10.1.2 without an opinion of counsel satisfactory to the Managing General Partner that such Disposition is subject to an effective registration under, or exempt from the registration requirements of, the applicable state and federal securities laws;

           10.1.3 unless and until the Company receives from the Assignee the information and agreements that the Managing General Partner may reasonably require including but not limited to any taxpayer identification number;


           10.1.4 unless the Partner disposing of his Partnership Interest obtains the prior written consent of a Majority Vote of the Partners (not including the Disposing Partner);

           10.1.5 unless in compliance with Section 13.2.1 or 13.4.1, if such Disposition could result in the Company being classified as a publicly traded partnership within the meaning of Code Section 7704 or otherwise taxable as a corporation for federal income tax purposes.

     10.2 APPROVED DISPOSITION. The Partners acknowledge that AHN LLC has granted NCCI the right to acquire 10% of the Partnership Interest held by AHN LLC on terms and conditions set forth in the NCCI Purchase Agreement. Upon any full or partial exercise of its rights under the NCCI Purchase Agreement, NCCI will become a Substitute Partner and a Limited Partner in the Partnership, and a holder of Series C Shares, subject to the rights and obligations of this Agreement without any requirement of compliance with Section 10.1.4, but with full compliance with Sections 10.1.1, 10.1.2, 10.1.3 and 10.1.5. NCCI has become a party to this Agreement subject to its acquisition of a Partnership Interest from AHN LLC. Neither the Partnership nor any Partner (other than AHN
LLC) shall have any obligation to NCCI with respect to its acquisition of a Partnership Interest in the NCCI Purchase Agreement.

     10.3 DISPOSITIONS NOT IN COMPLIANCE WITH THIS ARTICLE. Any attempted Disposition of a Partnership Interest, or any part thereof, not in compliance with this Article is null and void AB INITIO.

     10.4 LIABILITY OF A WITHDRAWN PARTNER. Any Partner who voluntarily or involuntarily for any reason withdraws or resigns or is removed or Disposes of its Partnership Interest shall remain liable for obligations and liabilities incurred by it as a Partner prior to the time such withdrawal, resignation or Disposition becomes effective, but it shall be free of any obligation or liability incurred on account of the activities of the Company from and after the time such withdrawal, resignation, removal or Disposition becomes effective.

     10.5 DISASSOCIATION. Any Person shall cease to be a Partner upon the happening of any of the following events:

           10.5.1 the withdrawal of a Partner with the consent of a Majority Vote of the Partners (not including the withdrawing Partner);

           10.5.2   any Partner becomes a Bankrupt Partner;

           10.5.3 in the case of any Partner who is a natural person, the death of that Partner or the entry of an order by a court of competent jurisdiction adjudicating that Partner incompetent to manage that Partner's personal estate;

           10.5.4 in the case of any Partner who is acting as a Partner by virtue of being a trustee of a trust, the termination of the trust (but not merely the substitution of a new trustee);

           10.5.5 in the case of any Partner that is a separate Organization other than a corporation, the dissolution and commencement of winding up of the separate Organization;

           10.5.6 in the case of any Partner that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; PROVIDED, that in no event shall the merger of any Partner, whether or not such Partner survives such merger, result in a Disassociation of such Partner; or

           10.5.7 in the case of any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Company.

     10.6 DISASSOCIATING PARTNERS. If any Partner Disassociates prior to the expiration of the Term, then:

           10.6.1 if the Disassociation causes a dissolution and winding up of the Company under Article XIV, the Disassociating Partner shall be entitled to participate in the winding up of the Company to the same extent as any other Partner except that any Distributions to which the Partner would have been entitled shall be reduced by the damages sustained by the Company as a result of the dissolution and winding up; and

           10.6.2 if the Disassociation does not cause a dissolution and winding up of the Company under Article XIV, the Disassociating Partner (or its successors, assigns or personal representative, as the case shall be) shall be treated as an Assignee; PROVIDED, that at the option of the Managing General Partner, the Company shall have the right to repurchase such Disassociating Partner's Partnership Interest for an amount equal to the Fair Market Value of the Partner's Partnership Interest in the Company, to be paid over five years from the date of disassociation. The Fair Market Value of the Partner's Partnership Interest shall be reduced by any damages sustained by the Company as a result of the Partner's Disassociation.


                                      ARTICLE XI
                                ADMISSION OF ASSIGNEES
                               AND ADDITIONAL PARTNERS

     11.1 RIGHTS OF ASSIGNEES. The Assignee of a Partnership Interest has no right to vote, participate in the management of the business and affairs of the Company or to become a Partner. The Assignee is entitled only to receive the Distributions and to be allocated the Net Profits and Net Losses attributable the Partnership Interest assigned to the Assignee.

     11.2 ADMISSION OF SUBSTITUTE PARTNERS. Notwithstanding that the Disposition to an Assignee has been made in compliance with Section 10.1 or
Section 12.1, an Assignee of a Partnership Interest shall be admitted as a Substitute Partner and admitted to all the rights of the Partner who initially assigned the Partnership Interest only with approval by the Managing General Partner and the Majority Vote of the Partners; PROVIDED, that (i) neither the acquisition by NCCI of a Partnership Interest pursuant to the NCCI Purchase Agreement nor the due exercise of the Contingent Interest (to the extent the same shall be conclusively determined by a court with appropriate jurisdiction or by agreement of the Partnership and the holder of the Contingent Interest) shall require any approval or consent of any Partner to constitute NCCI or the holder of the Contingent Interest, as the case shall be, a Substitute Partner; (ii) upon NCCI's acquisition of a Partnership Interest pursuant to the NCCI Purchase Agreement, NCCI will become a Limited Partner and (iii) upon the due exercise of the Contingent Interest (to the extent the same shall be conclusively determined by a court with appropriate jurisdiction or by agreement of the Partnership and the holder of the Contingent Interest), the holder of the Contingent Interest will become a Limited Partner. The Partners may grant or withhold the approval of such admission in their sole and absolute discretion. If so admitted, the Substitute Partner (including, without limitation, NCCI and the holder of the Contingent Interest) shall execute an instrument by which it shall become a party to this Agreement and, upon such execution, shall have all the rights and powers and is subject to all the restrictions and liabilities of the Partners originally assigning the Partnership Interest. The admission of a Substitute Partner shall not release the Partner originally assigning the Partnership Interest from any liability to the Company that may exist prior to the approval.

     11.3 ADMISSION OF ADDITIONAL PARTNERS. No Additional Partners may be admitted except as expressly provided in this Agreement.

     11.4 AMENDMENT OF AGREEMENT AND CERTIFICATE OF LIMITED PARTNERSHIP. For admission to the Company of any Partner, the Managing General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of SCHEDULES A-1 OR A-2) and, if required by law, shall prepare and file an amendment to the Certificate of Limited Partnership.


                                     ARTICLE XII
                              RIGHTS TO PURCHASE CERTAIN
                                PARTNERSHIP INTERESTS

     12.1  RIGHT OF FIRST REFUSAL.

           12.1.1 Except for the Disposition of a portion of AHN LLC's Partnership Interest pursuant to the NCCI Purchase Agreement, whenever any Partner (the "Offering Partner") shall desire to Dispose of any of its Partnership Interest to a third party and intends to solicit a bona fide written offer from any Person to purchase, for a specified price payable in cash or otherwise and on specified terms and conditions, such Partner's Partnership Interest in the Company (whether such offer is initiated by such Person or by such Partner), then prior to soliciting such offer to purchase such Partnership Interest, the Offering Partner shall deliver to the other Partners a letter (the "Offer Letter") signed by the Offering Partner setting forth the following information:

               (a) the prospective purchase price of the Partnership Interest and the other material terms and conditions for such sale, including the identity of the third party to whom the Offering Partner intends to solicit an offer;

               (b) the Offering Partner's offer (irrevocable by its terms for 20 days following receipt) to sell to the other Partners all (but not less than all) of its Partnership Interest to such other Partners for such purchase price (allocated pro rata among the Partners proposing to purchase such Partnership Interest (each, a "Purchaser") based on their respective Sharing Percentages) and on such other terms and conditions (the "Offer); and

               (c) closing arrangements and a closing date (not less than 20 nor more than 40 days following the date of such letter) for any purchase and sale that may be effected by Purchasers pursuant to this Section 12.1.1.

           12.1.2 If any of the other Partners (or the Company, pursuant to Section 12.1.3) shall have accepted such Offer, the closing of the purchase and sale pursuant to such acceptance shall take place upon the terms and subject to the conditions as set forth in the Offer Letter pursuant to Section 12.1.1(c). If the other Partners (or the Company pursuant to Section 12.1.3) fail to accept the Offer within such 20 day period or fail to consummate the closing of the purchase of the Partnership Interest covered by the Offer within the time period set forth therein, then the Offering Partner may sell to the third party or parties identified in the Offer Letter all (but not less than all) of the Partnership Interest covered by such Offer, for a purchase price not less than the purchase price set forth in the Offer letter and on terms and conditions (taken as a whole) no more favorable than those set forth in the Offer Letter. If such sale has not been completed within 90 days after the expiration of such 40-day period (unless the Offering Partner is acting in good faith to sell its Partnership Interest, in which case such 90 day period will be extended to 120 days), the Partnership Interest covered by such Offer may not thereafter be sold by the Offering Partner unless the procedures set forth in Section 12.1.1 shall have again been complied with.

           12.1.3 If the other Partners do not elect to purchase the Partnership Interest covered by the Offer in its entirety then the Offering Partner shall, within 10 days following the date of the Offer, notify the Company of such Offer and make available to it the right to purchase the portion of the Partnership Interest covered by the Offer which is not being purchased by the other Partners. Notwithstanding the foregoing, in no event shall the Purchasers or the Company be entitled to purchase the Partnership Interest pursuant to this Section 12.1 unless all of the Partnership Interest covered by the Offer is purchased. Any purchases made by the Company hereunder shall be made in accordance with Section 12.1.1.

           12.1.4 The closing of the sale of any Partnership Interest pursuant to Section 12.1.2 or 12.1.3 shall occur at a place mutually convenient to the parties. At the closing, any Partner selling pursuant to Section 12.1.1 (the "Selling Partner") shall deliver to the appropriate Purchaser such instruments and documents as shall be necessary or appropriate to transfer the Partnership Interest being transferred by the Selling Partner and to evidence the withdrawal of any Selling Partner from the Company, in the event the Selling Partner is transferring all of its Partnership Interest, and the Purchaser shall purchase the Partnership Interest and shall deliver the purchase price to the Selling Partner by wire transfer of funds or by bank cashier's or certified check, as determined by the Purchaser in its sole discretion. At the closing, each Selling Partner shall agree to indemnify and hold the Purchaser harmless from and against any and all liens and encumbrances on the Partnership Interest to be transferred which were incurred or created while such interests were held by such Selling Partner.

           12.1.5 The following are conditions precedent to the Purchaser's obligation to close on the purchase of the Partnership Interest transferred pursuant to Section 12.1.2 or
12.1.3 (unless such conditions are waived by the party benefited thereby):

               (a) all material consents necessary to effect such transaction have been obtained; and

               (b) the consummation of the purchase shall not be subject to any injunction or restraining order.


                                     ARTICLE XIII
                              REGISTRATION RIGHTS, ETC.

     13.1 REORGANIZATION OF COMPANY. Upon the vote by the holders of a majority of the Outstanding Series A Shares to exercise registration right provided in Section 13.2.1, the Managing General Partner shall transfer all or substantially all of the assets of the Company to a corporation or other entity ("Newco") in anticipation of an initial public offering of some or all of the capital stock or other equity interests of Newco (an "IPO"), and each Partner (including any Partners that holds Series A Shares, Series B Shares, Series C Shares, Series D Shares or Series E Shares) shall take such steps to effect the IPO as may be requested by the Managing General Partner, including, without limitation, consenting to and/or voting in favor of any necessary or desirable recapitalization, reorganization or exchange (collectively, a "Reorganization") and exchanging such Partner's interests in the Company to Newco in connection with any such Reorganization for capital stock or other equity interests of Newco; PROVIDED, that no Partner shall be required to take any action or omit to take any action to the extent such action or omission violates applicable law; and, PROVIDED, further, that in no event will any transaction contemplated hereby materially disadvantage the economic position hereunder of any Limited Partner prior to such Reorganization (it being understood that taxation as a stockholder of a corporation shall not be deemed a disadvantage). In connection with any Reorganization, each Partner shall receive a share of the aggregate consideration received as part of the Reorganization equal in amount to the amount such Partner would receive as a Distribution if all assets of the Company as of the end of the month immediately preceding such Reorganization were sold for cash equal to their Fair Market Value, and all Company liabilities were satisfied to the extent required by their terms, and the net assets of the Company were distributed in full to the Partners pursuant to Section 6.1.1.

     13.2  REGISTRATION RIGHTS.

           13.2.1 REGISTRATIONS UPON REQUEST. Upon the vote of the holders of a majority of the Outstanding Series A Shares, the Managing General Partner shall effect the registration under the Securities Act of the Series A Shares held by such holders, or any security into which such Shares may have been converted pursuant to Section 13.1. Upon any such request, the Managing General Partner will promptly, but in any event within 15 Business Days, give written notice of such request to all holders of the Series A Shares and all holders of the Series B Shares or (in each case) any security into which Shares have been converted pursuant to Section 13.1 (all such Series A Shares, Series B Shares and such securities are referred to in this Article XIII as the "Securities"). Thereupon, the Managing General Partner will use its best efforts to effect the prompt registration under the Securities Act of all Securities which the Managing General Partner has been requested to register by the holders thereof by written request given to the Managing General Partner within 20 Business Days after the giving of such written notice by the Managing General Partner. (Notwithstanding the foregoing, but subject to the rights of holders of Securities under this Section 13.2.1, if the Managing General Partner determines in its good faith judgment that the disclosures that would be required to be made by the Company in connection with such registration would be materially harmful to the Company because of transactions then being considered by, or other events then concerning the Company, the Company may defer the filing (but not the preparation) of the registration statement which is required to effect any registration pursuant to this Section 13.2 for a reasonable period of time, but not in excess of 90 days (or any longer period consented to by a Majority in Interest of the Series A Partners); PROVIDED, that (i) at all times the Company is in good faith using all reasonable efforts to cause such registration statement to be filed as soon as practicable; and, (ii) such period shall end on such earlier date as may be consented to by the underwriters of such underwritten public offering. Notwithstanding the foregoing,

               (a) The Company shall not be obligated to file and cause to become effective more than one registration statement in which Securities are registered under the Securities Act pursuant to this Section 13.2 and effectively sold thereunder.

               (b) The Company shall not be obligated to effect any registration statement pursuant to this Section 13.2 unless the aggregate gross public offering price of all Securities to be sold pursuant to such registration shall be at least $15,000,000; PROVIDED, that if at the time of any request made pursuant to this Section 13.2.1 the Company shall be an entity registered under the Exchange Act, then the Company shall not be obligated to effect any registration statement pursuant to this Section 13.2 unless the gross public offering price of all Securities to be sold pursuant to such registration shall be at least $5,000,000, unless the Company shall be eligible to file a registration statement on Form S-3, in which case such minimum shall not apply.

           13.2.2 EXPENSES. The Company will pay all of the Registration Expenses in connection with such registration requested in Section 13.2.1; PROVIDED, that the Partners selling Securities (the "Registering Partners") in such registration shall pay all Registration Expenses to the extent required to be paid by a seller under applicable law. For purposes of Section 13.2.1 and this Section 13.2.2, a registration shall not be deemed effective if (a) a registration statement for such registration is not declared effective within 90 days of the date such registration statement is first filed with the Securities and Exchange Commission (the "Commission") (or such later date as may be expressly agreed to in writing by the Registering Partners), (b) within 180 days after such registration statement has become effective, such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason; PROVIDED, that such delay, stop order, injunction, order or requirement is not due to the fault of the Registering Partners or (c) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such registration are not satisfied (other than conditions to be satisfied by the Registering Partners).

           13.2.3 PRIORITY IN DEMAND REGISTRATIONS. If a registration pursuant to Section 13.2.1 involves an underwritten offering, and the managing underwriter (or, in the case of an offering which is not underwritten, an investment banker) shall advise the Company in writing (with a copy to each Registering Partner) that, in its opinion, the number of securities requested and otherwise proposed to be included in such registration exceeds the number that can reasonably be sold in such offering without materially and adversely affecting the offering price or otherwise materially and adversely affecting such offering, the Company will include in such registration (but only to the extent of the number of securities that the Company is so advised can reasonably be sold in such offering), FIRST, the Securities of the Partners holding Series A Shares (or any security into which Series A Shares have been converted pursuant to Section 13.1) requested to be included in such registration, pro rata, among such Partners on the basis of the number of Securities owned by such Partners but only to an amount which in no event shall be less than 25% of the Securities as to which registration has been requested; SECOND, the Securities of the Partners holding Series B Shares (or any security into which Series B Shares have been converted pursuant to Section 13.1) requested to be included in such registration, pro rata, among such Partners on the basis of the number of Securities owned by such Partners; and THIRD, the Securities, if any, being sold by the Company.

           13.2.4 UNDERWRITTEN OFFERING. If requested by the underwriters for any underwritten offering by Registering Partners pursuant to a registration requested under Section 13.2.1, the Company shall enter into an underwriting agreement with the underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the Company, the Registering Partners and the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, without limitation, indemnities of the kind customarily provided between a company and a selling stockholder.

     13.3  [Reserved]

     13.4  OTHER REGISTRATIONS.

           13.4.1 RIGHT TO PIGGYBACK. Whenever the Company or Newco proposes to register any securities under the Securities Act for its own account or for the account of others, each Partner will have the right to have included in such registration all of its Securities subject to the provisions of this Article
XIII. The Company or Newco, as the case may be, shall give prompt notification to all Partners that hold Series A Shares and Series B Shares of its intention to effect such a registration at least 45 days prior to the filing of said registration statement and will include in such registration all Securities with respect to which the Company or Newco has received written requests for inclusion therein within 15 days after the receipt of the Company's Notification.

           13.4.2 PIGGYBACK EXPENSES. The expenses of the Partners (other than underwriters' discount or brokers' commissions incurred to sell any Securities for the account of any Partner) incurred in connection with any Registration pursuant to Section 13.4.1 shall be paid by the Company or Newco, as the case may be.

           13.4.3 PRIORITY ON PRIMARY REGISTRATIONS. If the Company is registering any of its securities for the Company's own account and Partners have subsequently requested inclusion of their Securities pursuant to the exercise of Piggyback Registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will allocate securities to be included in such registration in the following order: (a) FIRST, the securities the Company proposes to register, and (b) SECOND, provided that no securities the Company proposes to register have been excluded from such registration, the Securities of the Partners requested to be included pursuant to Piggyback Registration rights in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners; PROVIDED, that the right of the underwriters to exclude from such registration the Securities of the Partners requested to be included pursuant to Piggyback Registration rights shall be limited so that the number of such Partner's Securities included in any such registration is not reduced below twenty-five percent (25%) of the total of all securities included in the registration (such minimum amount of Securities to be allocated among the participating Partners in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners) except for an IPO from which all Securities of the Partners may be excluded.

           13.4.4 PRIORITY ON SECONDARY REGISTRATIONS. If pursuant to a registration demand under Section 13.2.1 exercised prior to notification of a registration of Securities for the Company's own account, or if the Company is registering Securities for the account of any Person and any Partners have requested inclusion of their Securities pursuant to the exercise of Piggyback Registration rights, and the managing underwriters advise the Company in writing that in their opinion the number of Securities requested to be included in such registration exceeds the number which can be sold in such offering, the Company will allocate those Securities to be included in such registration in the following order: (a) FIRST, the Securities of the Partners requested to be included pursuant to Piggyback Registration rights in proportion, as nearly as practicable, to the respective amounts of Securities entitled to inclusion in such registration held by such participating Partners and (b) SECOND, any other securities requested to be included in such registration.

     13.5  [Reserved]

     13.6 FORM S-3 REGISTRATION. In case the Company shall receive from one or more Partners a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Securities owned by such Partners, provided the number of Securities requested to be sold would have an aggregate price to the public of at least $1,000,000, then the Company will:

           (a) Promptly give written notice of the proposed registration and the Partner's request therefor, and any related qualification or compliance, to all other holders of Securities; and

           (b) As soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of the Partner's Securities as are specified in such request together with all or such portion of the Securities of any Partner or Partners joining in such request as are specified in a written request received by the Company within 15 days after written notice from the Company is given under Section 13.6(a); PROVIDED, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 13.6:

               (i) if Form S-3 is not available to the Company for such offering by the Partners;

               (ii) if the Company shall furnish to the Partners a certificate signed by the President or Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement no more than once during any twelve-month period for a period of not more than 90 days after receipt of the request of the holders under this Section 13.7;

               (iii) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or

               (iv) if the Company has filed a registration statement on Form S-3 relating to Securities in the six months preceding the request of the Partners.

Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Securities and other securities so requested to be registered pursuant to this Section 13.6 as soon as practicable after receipt of the request of the Partners for such registration.

     13.7 OBLIGATIONS OF THE COMPANY. Whenever required to effect the registration of any Securities under this Agreement, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the Commission a registration statement with respect to such Securities and use its best efforts to cause such registration statement to become effective, and keep such registration statement effective until the distribution is completed, but not more than 180 days for a Form S-1 or Form SB-2 Registration Statement or more than 120 days for a Form S-3 Registration Statement;

           (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement;

           (c) Furnish to the Partners such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of the Securities owned by them that are included in such registration; and

           (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the

Partners, PROVIDED, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.


     ARTICLE XIV
                              DISSOLUTION AND WINDING UP

     14.1 LIQUIDATING EVENTS. Notwithstanding any provisions of the Act, the Company shall not be dissolved prior to the occurrence of a Liquidating Event. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following events (each, a "Liquidating Event"):

           (a) the close of business on December 31, 2021;

           (b) the sale of all or substantially all of the Company's
Property;

           (c) the happening of an event that makes it impossible or unlawful for the Company to carry on its business; or

           (d) the occurrence of any event that results in dissolution under the Act.

Notwithstanding the provisions of this Section, upon a Liquidating Event, the business of the Company may be reconstituted and continued by the agreement of the remaining Partners holding at least a majority of the capital interests and a majority of the profit interests in the Company. From and after any such vote to dissolve, wind up and liquidate, no Partner shall have any subsequent liability for any additional Capital Contribution.

     14.2 WINDING UP. Except as otherwise provided in this Section 14.2, upon the happening of a Liquidating Event, the Company shall conduct no business nor engage in any activity that is not necessary or appropriate to winding up its business and liquidating, and shall proceed promptly to wind up its affairs in an orderly manner, to liquidate its assets, to satisfy the claims of its creditors and Partners, and to distribute its remaining assets to its Partners. The Managing General Partner shall be responsible for supervising the winding up and liquidation and shall dispose of the Company's property as promptly as is consistent with obtaining its fair market value. In the discretion of the Managing General Partner, a pro rata portion of the amounts that otherwise would be distributed to the Partners or winding up may be (a) withheld to provide a reasonable reserve for unknown or contingent liabilities of the Company; or (b) distributed to a trust created for the benefit of the Partners for purposes of liquidating Company assets, collecting amounts owed to the Company, or paying contingent or unknown liabilities of the Company. Any amounts so withheld or distributed to a trust shall be distributed to the Partners from time to time as the Managing General Partner deems it to be practicable in the same proportions such amounts would have been distributed to the Partners had they not been withheld or distributed to such a trust. Notwithstanding anything to the contrary in Article V, (i) at the end of the day immediately prior to the date of any Distribution of the proceeds of the disposition of the Company Property and the other assets of the Company pursuant to Section 14.3, the books of the Company shall close and the Company's items of income, gain, loss and deduction for the period ending on such day shall be allocated among the Partners in the manner provided in clause (ii) of this sentence and (ii) for any Liquidation Year, the Company's items of income, gain, loss and deduction shall be allocated among the Partners in a manner such that each Partner's Capital Account shall equal the amount such Partner would receive as a Distribution if all assets of the Company as of such day were sold for cash equal to the Carrying Value thereof for federal income tax purposes, and all Company liabilities were satisfied to the extent required by their terms, and the net assets of the Company were distributed in full to the Partners pursuant to Section 6.1.1, all as of such day, computed after the distributions pursuant to Section 6.1 have been made for the period ending on such day and taking into account any required reduction in a Distribution pursuant to Section 6.1.2 or Section 6.3.

     14.3 ORDER OF DISTRIBUTION OF PROCEEDS OF LIQUIDATION. The proceeds of the disposition of the Company Property and the other assets of the Company shall be distributed in the following order of priority:

           (a) FIRST, to creditors, including Partners who are creditors
(other than in respect of the Access Debenture), to the extent permitted by law, in satisfaction of Company Liabilities;

           (b) SECOND, until Limited Partners Recoupment occurs and to each of the Limited Partners to the extent of any positive balance in their respective Capital Accounts;

           (c) THIRD, pro rata and PARI PASSU to the repayment in full of principal and unpaid and accrued interest on the Access Debenture, if at the time not converted;

           (d) FOURTH, to the General Partners to the extent of any positive balances in their respective Capital Accounts; and

           (e) FIFTH, to all Partners, pro rata and PARI PASSU in accordance with their respective Sharing Percentages.

Liquidation proceeds shall be paid 90 days after the date of liquidation. Such distributions shall be in cash or Property (which need not be distributed proportionately) or partly in both, as determined by the Managing General Partner and shall be made only with the unanimous consent of the Partners or the consent of the Partner receiving the same.


                                      ARTICLE XV
                                      AMENDMENT

     15.1 AMENDMENTS GENERALLY. Subject to this Agreement and the Schedules hereto may be amended only if approved by a Majority Vote of the Partners; PROVIDED, that this Agreement and the Schedules hereto may not be amended in any way which materially and adversely affects any Partner's economic or governance rights or in a manner which discriminates against any Partner without the consent of such Partner. Notwithstanding the foregoing, the Managing General Partner shall have the right to amend SCHEDULE A-2 or SCHEDULE A-4 from time to time to reflect any Disposition of one or more Partnership Interests that has or have otherwise been effected in compliance with the applicable provisions of this Agreement.

     15.2 AMENDMENTS BY MANAGING GENERAL PARTNER. Notwithstanding Section 15.1, this Agreement may be amended from time to time by the Managing General Partner as permitted by
Section 2.9 and also to cure any ambiguity or correct or supplement any provisions of this Agreement that may be inconsistent with any other provisions of this Agreement, or correct any printing or clerical errors or omissions; PROVIDED, that, such amendment is not adverse to the interest of any Partner.


                                     ARTICLE XVI
                                     ARBITRATION

     16.1 ARBITRATION PROCEDURE. In the event of any dispute or controversy arising out of or in connection with this Agreement, or the breach of this Agreement, including any as to its validity or enforceability (a "Dispute"), any Partner may notify the other Partners of such Dispute (the "Dispute Notice") and the Partners shall use commercially reasonable efforts to attempt to resolve such Dispute in good faith keeping in mind the expense of an arbitration proceeding in accordance with this Article XVI. If the Partners cannot agree within 30 days after the delivery of the Dispute Notice, such dispute shall be resolved by a panel composed of three arbitrators (the "Panel") one of whom shall be selected by the Managing General Partner and one of whom shall be selected by the Partner affected by the Dispute, each of such two to be selected within 15 days from the expiration of the foregoing 30-day period. The two arbitrators so selected shall promptly name the third arbitrator comprising the Panel. The Managing General Partner and the Partner affected by the Dispute shall jointly instruct the Panel in writing to reach a decision with regard to the Dispute within 20 days following the appointment of the Panel. The arbitration proceeding shall take place in New York City unless otherwise directed by the Panel. The Panel's written decision shall be final and binding on the Company and all of the Partners. Judgment upon any award rendered may be entered in any federal or state court having jurisdiction. The costs of any such arbitration shall be borne equally by the parties involved and each shall bear its own attorneys' fees and costs, unless the Panel deems such allocation of costs to be inequitable, in which event the Panel may allocate the costs of arbitration and related attorneys' fees and expenses among the parties involved or the Company as it determines to be equitable under the circumstances.


                                     ARTICLE XVII
                               MISCELLANEOUS PROVISIONS

     17.1 RIGHTS OF CREDITORS AND THIRD PARTIES. This Agreement is entered into among the Company and the Partners for the exclusive benefit of the Company, its Partners, and their permissible successors and assignees. This Agreement is expressly not intended for the benefit of any creditor of the Company or any other Person, other than the Partners and their permissible successors and assigns in accordance with the provisions of this Agreement. Except and only to the extent provided by applicable statute, no such creditor or third party shall have any rights under this Agreement or any agreement between the Company and any Partner with respect to any Capital Contribution or otherwise.

     17.2 NOTIFICATION. Any Notification to the Company shall be at the address of the Company as set forth in Section 2.6. Any Notification to a Partner shall be at the address of such Partner set forth on SCHEDULE A-1 or such other mailing address of which such Partner shall give Notification to the Managing General Partner. Any Notification shall be deemed to have been duly given if personally delivered or sent by United States mails or by facsimile confirmed by letter and will be deemed given, unless earlier received:
(a) if sent by certified mail, return receipt requested, or by first-class mail, three Business Days after being deposited in the United States mail, postage prepaid; (b) if sent by United States Express mail, one Business Day after being deposited in the United States mail, postage prepaid; (c) if sent by facsimile transmission, on the date sent provided confirmatory notice is sent on the same day by first-class mail, postage prepaid; (d) if delivered by hand, on the date of receipt; or (e) if sent by overnight courier, one Business Day after being deposited with such courier, delivery charges prepaid.

     17.3 GOVERNING LAW. This Agreement and the obligations of the Partners hereunder shall be interpreted, construed and enforced in accordance with the internal laws of the State of Delaware without regard to the principles of conflicts of laws.

     17.4 ENTIRE AGREEMENT. This Agreement, the Investment Agreement and the Management Agreement contain the entire agreement among the parties hereto relative to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto. No variations, modifications, or changes herein or hereof or therein or thereof shall be binding upon any party hereto except as expressly provided herein or therein.

     17.5 WAIVER. No consent or waiver, express or implied, by any Partner to or of any breach or default by any other Partner in the performance by such other Partner of its obligations hereunder shall be deemed or construed to be a consent or waiver to or of any other breach or default in the performance by such other Partner of the same or any other obligation of such Partner hereunder. Failure on the part of any Partner to complain of any act or failure to act of any other Partner or to declare any other Partner in default, irrespective of how long such failure continues, shall not constitute a waiver by such Partner of its rights hereunder.

     17.6 SEVERABILITY. If any provision of this Agreement or the application thereof to any Person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provisions to other Persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     17.7 TERMINOLOGY. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and vice versa. Titles of Articles and Sections are for convenience of reference only, and neither limit nor amplify the provisions of the Agreement itself, and all references herein to Articles, Sections or subdivisions thereof shall refer to corresponding Articles, Sections or subdivisions thereof of this Agreement unless specific reference is made to such Articles, Sections or subdivisions of another document or instrument. The word "including" shall mean "including without limitation."

     17.8 BINDING AGREEMENT. Subject to the restrictions on transfers and encumbrances set forth herein, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

     17.9 CONFIDENTIALITY. Except as required by law, including without limitation, the rules and regulations of the Securities and Exchange Commission or of any self-regulatory organization, and except for disclosures to attorneys, advisors, accountants and other agents who are bound by obligations of confidentiality to the Company, each Partner will hold all non-public information furnished to it relating to the Company in confidence and will not disclose such non-public information to any third party nor use the same for any purpose without the prior written consent of the Managing General Partner. Prior to making any disclosure of any non-public information, any Partner will give the Managing General Partner reasonable notice of such disclosure and the reasons therefor.

     17.10 COUNTERPARTS. This Agreement may be executed in one or more counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.


                         II.  EFFECTIVENESS OF THIS AGREEMENT

     This Agreement shall become effective only upon the consummation of the Closing under and as defined in the Investment Agreement and upon the further execution of this Agreement by New Partners.


                                 III.  MISCELLANEOUS

     This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware without reference to such State's principles of choice of law.

     This Agreement constitutes the entire agreement among the parties pertaining to the subject matter of this Agreement and supersedes all prior and contemporaneous agreements and understandings of the parties in connection herewith, including the Prior Partnership Agreement.

     This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.


                     [Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.


                              GENERAL PARTNERS:

                              AMERICA'S HEALTH NETWORK, L.L.C.


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------


                              AMERICA'S HEALTH NETWORK, INC.


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                              AMERICA'S INTERACTIVE HEALTH, INC.


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                              LIMITED PARTNERS:


                              ACCESS HEALTH, INC.


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------

                              ALLEN & COMPANY INCORPORATED


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                              MEDICAL INNOVATION FUND II, A
                                   LIMITED PARTNERSHIP


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                              AMANDEX LIMITED


                              By:
                                 -----------------------------------------
                                   Name:
                                        ------------------------
                                   Title:
                                         -----------------------



                              SC FUNDAMENTAL VALUE FUND, L.P.

                              By:  SC Fundamental Inc.,
                                   Its General Partner


                              By:
                                 -----------------------------------------
                                   Name:  Neil H. Koffler
                                        -------------------------
                                   Title: Treasurer
                                         ------------------------

                              SC FUNDAMENTAL VALUE BVI, LTD.

                              By:  SC-BVI Partners,
                                   Its Investment Advisor

                              By:  SC Fundamental BVI Inc.,
                                   Its Managing General Partner


                              By:
                                 -----------------------------------------
                                   Name:  Neil H. Koffler
                                        -------------------------
                                   Title: Treasurer
                                         ------------------------



                              --------------------------------------------
                                             Paul William Hobby


                              RICHARD L. SCOTT REVOCABLE TRUST,
                                   Dated December 14, 1993


                              By:
                                 -----------------------------------------
                              Name:       Richard L. Scott
                                   ----------------------------
                              Title:         Trustee
                                    ---------------------------


                              FRANCES ANNETTE SCOTT REVOCABLE
                                   TRUST, Dated December 14, 1993


                              By:
                                 -----------------------------------------
                              Name:    Frances Annette Scott
                                   ----------------------------
                              Title:          Trustee
                                    ---------------------------

                              THE RICHARD L. AND F. ANNETTE SCOTT
                                   FAMILY PARTNERSHIP


By:
   -----------------------------------------
                              Name:
                                   -------------------------------
                              Title:
                                    ------------------------------



-----------------------------------------------
                                             David T. Vandewater



-----------------------------------------------
                                             Todd B. Richter

                                                                    SCHEDULE A-1
                                   GENERAL PARTNERS

                         America's Health Network, L.L.C.
                         2500 Universal Studios Plaza
                         Orlando, Florida 32819


                                   AHN Media, Inc.


                                   Vandewater Corp.


                                   LIMITED PARTNERS

Access Health, Inc.                                    SC Fundamental Value Fund, L.P.
11020 White Rock Road                                  c/o Siegler, Collery & Co.
Rancho Cordova, California 95670                       712 Fifth Avenue, 19th Floor
                                                       New York, New York 10019
Allen & Company Incorporated                           ID# 13-3563962
711 Fifth Avenue
New York, New York 10022
ID# 13-617976                                          SC Fundamental Value BVI, Ltd.
                                                       Citco Fund Services
Medical Innovation Fund II, A Limited Partnership      Corporate Center
c/o Medical Innovation Partners                        P.O. Box 31106SMB
9900 Bren Road East, Suite 421                         West Bay Road
Minnetonka, Minnesota 55343-9667                       Grand Cayman
ID# 41-1736834                                         Cayman Island

Amandex Limited                                        Paul William Hobby
Oak Walk                                               2131 San Felipe
St. Peter                                              Houston, Texas 77019
Jersey JE3 7EF                                         SSN# ###-##-####
Channel Islands


                                                                    SCHEDULE A-1
                                                                        (CONT'D)



                                     NEW PARTNERS

Richard L. Scott Revocable Trust
c/o




Frances Annette Scott Revocable Trust
c/o




The Richard L. and F. Annette Scott
  Family Partnership
c/o




David T. Vandewater




Todd B. Richter

                                                                    SCHEDULE A-2
                          SHARES OWNED; CAPITAL CONTRIBUTION


                                       Outstanding Shares as        Capital
                                       of the Effective Date    Contribution
General Partners                       ---------------------    ------------
----------------

    AHN LLC                                   293,962 Series C    $ 9,600,018

    AHN, Inc.                                     212 Series A          9,000

    AIHI                                           24 Series A          1,000


Limited Partners
----------------

    Access Health, Inc.                        36,745 Series B      5,000,000

    Allen & Company Incorporated               20,210 Series B      2,750,000

    Medical Innovation Fund II,                14,698 Series B      2,000,000
      a Limited Partnership

    Amandex Limited                             7,349 Series B      1,000,000

    SC Fundamental Value Fund, L.P.             3,675 Series B        500,000

    SC Fundamental Value BVI, Ltd.              3,675 Series B        500,000

    Paul William Hobby                          1,836 Series B        250,000

    Total Series B                             88,188 Series B


    Richard L. Scott Revocable Trust          130,320 Series A      5,529,625

    Frances Annette Scott Revocable Trust     260,639 Series A     11,059,250

    The Richard L. and F. Annette Scott       130,320 Series A      5,529,625
      Family Partnership

                                                                    SCHEDULE A-2
                                                                        (CONT'D)

                          SHARES OWNED; CAPITAL CONTRIBUTION


                                       Outstanding Shares as        Capital
                                       of the Effective Date    Contribution
                                       ---------------------    ------------
Limited Partners
----------------

    David T. Vandewater                        58,836 Series A      2,496,500

    Todd B. Richter                             8,249 Series A        350,000


    Total Shares Outstanding                     970,750



Reserved for future issuance
----------------------------

    Holder of Contingent Interest             150,000 Series D

    Reserved Optionholders                     50,000 Series E

                                                                    SCHEDULE A-3


                                LIMITED PARTNERS' DATA


                               as of September 30, 1997

                                         Limited Partner's Preferred   Limited Partner's Unrecovered
Limited Partner                                Capital Amount           Preferred Capital Amount*
---------------                         ---------------------------   -----------------------------
New Partners                                   $25,000,000                     $25,000,000

Access Health, Inc.                              5,000,000                       5,598,836

Allen & Company                                  2,750,000                       3,079,360

Paul William Hobby                                 250,000                         279,942

SC Fundamental Value BVI, Ltd.                     500,000                         559,884

SC Fundamental Value Fund, L.P.                    500,000                         559,884

Amandex Limited                                  1,000,000                       1,119,767

Medical Innovation Fund II, A                    2,000,000                       2,239,534
   Limited Partnership

Allen & Company Incorporated                     2,750,000                       3,079,360




-----------------
* Preferred Capital Amount calculated at 8% of Capital contributed from April 18, 1996 (date money funded into escrow) to June 30, 1997 except for New Partners.

                                                                    SCHEDULE A-4
                                 SHARING PERCENTAGES


                                      Outstanding as of
                                      the Effective Date   Fully Diluted Basis*
General Partners                      ------------------   --------------------
----------------

    AHN LLC                                    30.2819%          29.3962%

    AHN, Inc.                                   0.0218%           0.0212%

    AIHI                                        0.0025%           0.0024%


Limited Partners
----------------

    Access Health, Inc.                         3.7852%           6.5995%

    Allen & Company Incorporated                2.0819%           2.0210%

    Medical Innovation Fund II,                 1.5141%           1.4698%
      a Limited Partnership

    Amandex Limited                             0.7669%           0.7389%

    SC Fundamental Value Fund, L.P.             0.3786%           0.3675%

    SC Fundamental Value BVI, Ltd.              0.3786%           0.3675%

    Paul William Hobby                          0.1892%           0.1837%

    Richard L. Scott Revocable Trust           13.4247%          13.0320%

    Frances Annette Scott Revocable Trust      26.8492%          26.0639%

    The Richard L. and F. Annette Scott        13.4247%          13.0320%
      Family Partnership

    David T. Vandewater                         6.0609%           5.8836%

    Todd B. Richter                             0.8498%           0.8249%


----------------
*Giving effect to conversion of the Access Debentures.